SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

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PARATEK PHARMACEUTICALS, INC.

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PARATEK PHARMACEUTICALS, INC.

75 Kneeland Street

Boston, Massachusetts 02111

(617) 275-0040

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 9, 2015

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Paratek Pharmaceuticals, Inc., a Delaware corporation. The annual meeting will be held on Tuesday, June 9, 2015 at 10:00 a.m. local time at the offices of Cooley LLP located at 500 Boylston Street, Boston, Massachusetts 02116 for the following purposes:

1.	To elect the Board’s two nominees for director to serve until the 2018 annual meeting of stockholders and until their successors are duly elected and qualified.

2.	To approve the Paratek Pharmaceuticals, Inc. 2015 Equity Incentive Plan.

3.	To ratify the selection by the Audit Committee of the Board of Directors of CohnReznick LLP as our independent registered public accounting firm for the year ending December 31, 2015.

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 13, 2015. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ DOUGLAS W. PAGÁN

Douglas W. Pagán

Secretary

Boston, Massachusetts

April 24, 2015

You are cordially invited to attend the meeting in person. If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

PARATEK PHARMACEUTICALS, INC.

75 Kneeland Street

Boston, Massachusetts 02111

(617) 275-0040

PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials, or the Notice, because the Board of Directors of Paratek Pharmaceuticals, Inc., or Paratek, is soliciting your proxy to vote at the 2015 Annual Meeting of Stockholders, or the Annual Meeting, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 24, 2015 to all stockholders of record entitled to vote at the annual meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 14, 2015.

How do I attend the annual meeting?

The meeting will be held on June 9, 2015 at 10:00 a.m. local time at the offices of Cooley LLP located at 500 Boylston Street, Boston, Massachusetts 02116. Directions to the annual meeting may be found at http://www.cooley.com/boston. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 13, 2015 will be entitled to vote at the Annual Meeting. On this record date, there were 14,472,327 shares of common stock outstanding and entitled to vote.

Stockholder of Record:  Shares Registered in Your Name

If on April 13, 2015 your shares were registered directly in your name with Paratek’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner:  Shares Registered in the Name of a Broker or Bank

If on April 13, 2015 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of two directors;
•	Approval of the Paratek Pharmaceuticals, Inc. 2015 Equity Incentive Plan, or the 2015 Plan; and
•	Ratification of selection by the Audit Committee of the Board of Directors of CohnReznick, LLP as our independent registered public accounting firm for the year ending December 31, 2015.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the proposal to approve the 2015 Plan, you may vote “For” or “Against” or abstain from voting. For the proposal to ratify the selection of CohnReznick, LLP, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record:  Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, or vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Daylight Time on June 8, 2015 to be counted.

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To vote through the internet, go to http://www.voteproxy.com to complete an electronic voting instruction form. You will be asked to provide the control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Daylight Time on June 8, 2015 to be counted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card or Notice containing voting instructions from that organization rather than from Paratek. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 13, 2015.

What happens if I do not vote?

Stockholder of Record:  Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the applicable rules deem the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1 or Proposal 2 without your instructions, but may vote your shares on Proposal 3 even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both nominees for director, “For” the approval of the 2015 Plan and “For” the ratification of selection by the Audit Committee of the Board of Directors of CohnReznick, LLP as our independent registered public accounting firm for the year ending December 31, 2015. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record:  Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

➢	You may submit another properly completed proxy card with a later date.

➢	You may grant a subsequent proxy by telephone or through the internet.

➢	You may send a timely written notice that you are revoking your proxy to our Secretary at 75 Kneeland Street, Boston Massachusetts, 02111.

➢	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 24, 2015, to our Secretary at 75 Kneeland Street, Boston, Massachusetts, 02111; provided, however, that if our 2016 annual meeting of stockholders is held before May 10, 2016, or after July 9, 2016, then the reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2016 annual meeting of stockholders. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must provide specified information in writing to our corporate Secretary at the address above no earlier than February 10, 2016, and no later than March 11, 2016, except that if our 2016 annual meeting of stockholders is held before May 10, 2016, or after July 9, 2016, notice by the stockholder to be timely may be received not later than the close of business on the tenth day following the day on which such public announcement of the date of such meeting is made. You are also advised to review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, (a) for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes, and (b) with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.

Abstentions will be counted towards the vote total for Proposal 2, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

Abstentions will be counted towards the vote total for Proposal 3, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal, however, Proposal 3 is considered a routine matter, and therefore no broker non-votes are expected to exist in connection with Proposal 3.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

➢

For the election of directors, the two nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected.

➢

To be approved, Proposal 2, the approval of the 2015 Plan, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

➢

To be approved, Proposal 3, ratification of selection by the Audit Committee of the Board of CohnReznick LLP, as our independent registered public accounting firm for the year ending December 31, 2015, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect, however, Proposal 3 is considered a routine matter, and therefore no broker non-votes are expected to exist in connection with Proposal 3.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 14,472,327 shares outstanding and entitled to vote. Thus, the holders of 7,236,164 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Why do you discuss both Transcept Pharmaceuticals, Inc. and Paratek Pharmaceuticals, Inc. in this Proxy Statement?

On October 30, 2014, Transcept Pharmaceuticals, Inc., or Transcept, completed a business combination with privately-held Paratek Pharmaceuticals, Inc., or Old Paratek, in accordance with the terms of the Agreement and

Plan of Merger and Reorganization, dated as of June 30, 2014, by and among Transcept, Tigris Merger Sub, Inc., or Merger Sub, Tigris Acquisition Sub, LLC, or Merger LLC, and Old Paratek, or the Merger Agreement, pursuant to which Merger Sub merged with and into Old Paratek, with Old Paratek surviving as a wholly-owned subsidiary of Transcept, followed by the Merger of Old Paratek with and into Merger LLC, with Merger LLC surviving as a wholly-owned subsidiary of Transcept (we refer to these mergers together as the Merger). Immediately following the Merger, Transcept changed its name to “Paratek Pharmaceuticals, Inc.”, and Merger LLC changed its name to “Paratek Pharma, LLC.” In connection with the closing of the Merger, our common stock began trading on The NASDAQ Global Market under the ticker symbol “PRTK” on October 31, 2014.

The former executive officers and a majority of the Board of Directors of Transcept resigned concurrent with the closing of the Merger. In addition, we dismissed Transcept’s independent registered public accounting firm, Ernst & Young LLP, and appointed the independent registered public accounting firm of Old Paratek, CohnReznick LLP, as auditor of the combined company. Throughout this Proxy Statement we discuss both the former executive officers and members of the Board of Directors of Transcept and the current executive officers and members of the Board of Directors of Paratek Pharmaceuticals, Inc., the combined company.

In connection with the Merger, the stockholders of Transcept approved a reverse stock split at a ratio of one new share for every twelve shares then outstanding. All share and per share amounts in this Proxy Statement reflect this reverse split unless otherwise noted.

All references to “Paratek,” “we,” “us” or “our” in this Proxy Statement mean Paratek Pharmaceuticals, Inc., the combined company.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, will serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board of Directors presently has six members. There are two directors in the class whose term of office expires in 2015. Each of the nominees listed below is currently a director of Paratek. If elected at the Annual Meeting, each of these nominees would serve until the 2018 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation, or removal. Our policy is to encourage directors and nominees for director to attend our annual meetings. Three directors attended the 2014 annual meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by Paratek. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

The following table sets forth certain information as of March 15, 2015 with respect to our directors, including the two persons nominated for election by our Board of Directors at the Annual Meeting.

Name	Age	Director Since
Michael F. Bigham, Chairman	57	October 2014
Thomas J. Dietz, Ph.D.	51	April 2013
Richard J. Lim	43	October 2014
Evan Loh, M.D.	56	October 2014
Robert Radie	51	October 2014
Jeffrey Stein, Ph.D.	60	October 2014

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2018 ANNUAL MEETING

Richard J. Lim, M.B.A. has served as a General Partner at Omega Funds since 2008 and has over 20 years in principal investment and strategic consulting, all within life science and healthcare. From 2002 to 2008, he was a General Partner at MVM Life Science Partners, a life science focused venture capital firm. Mr. Lim founded MVM’s U.S. investment operations. He was previously a Vice President at Saunders, Karp & Megrue, a private equity firm, where he specialized in healthcare growth capital and leveraged transactions. Prior to Saunders, Karp & Megrue (now known as Apax Partners Inc.) Mr. Lim was a Manager at LEK Consulting, providing strategic advice to life science companies. He was also an associate with M&A investment bank BT Wolfensohn. He currently serves as a catalyst advisor of the Deshpande Center at the Massachusetts Institute of Technology. He received his A.B. from Harvard University and his M.B.A. from the Harvard Business School.

We believe that Mr. Lim possesses specific attributes that qualify him to serve as a member of the Board of Directors, including his experience consulting, investing in and growing biotechnology companies and extensive experience in finance, capital markets and investing. In addition, because Mr. Lim has served on many boards of directors, we believe he has substantial experience regarding how boards can and should effectively oversee and manage companies, and a significant understanding of governance issues.

Jeffrey Stein, Ph.D. has been the President, Chief Executive Officer and Director of Cidara Therapeutics since 2014. Prior to joining Cidara, Dr. Stein was Chief Executive Officer of Trius Therapeutics from its founding in 2007 until its acquisition by Cubist Pharmaceuticals in September 2013. Dr. Stein is also founding Chairman and President of the Antibiotics Working Group, an industry leading 501(c)(6) organization. Previously, Dr. Stein was a Venture Partner and Kauffman Fellow with Sofinnova Ventures and opened the firm’s San Diego office in 2005. Prior to joining Sofinnova, Dr. Stein was co-founder and Chief Scientific Officer of Quorex Pharmaceuticals, which was acquired by Pfizer Pharmaceuticals in 2005. He has also served as a Principal Scientist with Diversa Corporation and the Agouron Institute. Dr. Stein conducted his postdoctoral research as an Alexander Hollaender Distinguished Postdoctoral Fellow at the California Institute of Technology and his graduate work as a NASA Graduate Student Researcher Fellow at U.C.S.D.

We believe Dr. Stein’s qualifications to sit on the Board of Directors include his prior executive management roles at multiple biopharmaceutical companies, including several focused on development of antibacterials, his medical and research backgrounds, and experience in the healthcare financing industry.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2016 ANNUAL MEETING

Thomas J. Dietz, Ph.D.  Dr. Dietz has served as Chairman and Chief Executive Officer of Waypoint Holdings, LLC, a financial services firm, since December 2010, Managing Member of Codfish Investments, LLC, since March 2012 and Managing Member of Codpiece Properties, LLC, since May 2012. Dr. Dietz was previously co-Chief Executive Officer and then Chief Executive Officer and a director of Pacific Growth Equities, LLC, an investment bank and institutional brokerage firm, from 2004 to January 2009, when the firm was acquired by Wedbush Securities, a financial services firm. Dr. Dietz subsequently served as head of the investment banking division at Wedbush until November 2010. Dr. Dietz joined Pacific Growth in 1993 and served in various roles, including senior roles in equities research and investment banking, prior to taking the co-Chief Executive Officer role there. Previously, Dr. Dietz was a member of the research faculty in the Department of Medicine, University of California, San Francisco and the VA Medical Center. Dr. Dietz received his Ph.D. in Molecular Biology and Biochemistry from Washington University in St. Louis.

We believe Dr. Dietz’s qualifications to sit on the Board of Directors include his medical and research backgrounds and extensive experience in the financial services industry.

Evan Loh, M.D.  Dr. Loh has served as our President and Chief Medical Officer since October 2014. Dr. Loh was appointed President of Old Paratek in June 2014 and Chief Medical Officer in June 2012 and was the Chairman of the Board of Directors of Old Paratek from June 2012 to June 2014. From October 2009 to January 2012, Dr. Loh served as Senior Vice President, Development and Strategic Operations, Worldwide Research and Development, at Pfizer Inc. From January 2007 to October 2009, Dr. Loh was Vice President, Clinical Research & Development at Wyeth. He is the 2006 recipient of the Heroes of Chemistry Award from the American Chemical Society for his leadership role at Wyeth in the clinical development of Tygacil. He currently serves as a member of the Board of Directors of Nivalis Therapeutics, Inc. Dr. Loh has served as a faculty member at both Harvard Medical School and the University of Pennsylvania School of Medicine. Dr. Loh received his A.B. from Harvard College and his M.D. from Harvard Medical School. He completed his Internal Medicine and Cardiovascular fellowship training at Brigham and Women’s Hospital.

We believe that Dr. Loh possesses specific attributes that qualify him to serve as a member of the Board of Directors, including more than 14 years of experience in senior executive management roles with large, international pharmaceutical companies.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2017 ANNUAL MEETING

Michael F. Bigham was appointed Chief Executive Officer and Chairman of the Board of Directors of Old Paratek in June 2014 and assumed the same positions at Paratek in October 2014. Mr. Bigham has been a Partner at Abingworth LLP, a leading international investment group dedicated to life sciences and healthcare, since 2003 and has more than 25 years of senior leadership experience in the biopharmaceutical industry. He currently serves on the boards of Avedro and Secure EDI and has held several directorships, including at Avila Therapeutics, where he was the founding Chairman and CEO, Magellan Biosciences, Portola Pharmaceuticals, Supernus Pharmaceuticals and Valeritas. Mr. Bigham was formerly Vice Chairman of Corixa Corporation, a publicly-traded biotechnology company, and was President and Chief Executive of Coulter Pharmaceuticals, a publicly-traded oncology company, until it merged into Corixa. Previously, he was an early employee at Gilead Sciences where he served in various capacities, including Executive Vice President of Operations and Chief Financial Officer. Before joining Gilead, Mr. Bigham was a partner at Hambrecht & Quist where he served as Co-Head of Healthcare Investment Banking. Mr. Bigham received his B.S. from the University of Virginia and qualified as a C.P.A. before completing his M.B.A. at Stanford University.

We believe that Mr. Bigham possesses specific attributes that qualify him to serve as a member of the Board of Directors, including his experience on the boards of and in management positions with biopharmaceutical companies, including publicly-traded companies.

Robert Radie has been the President and Chief Executive Officer of Egalet since March 2012. From November 2010 to October 2011, Mr. Radie served as President and Chief Executive Officer of Topaz Pharmaceuticals Inc., a specialty pharmaceutical company acquired by Sanofi Pasteur in 2011. From March 2009 to November 2010, Mr. Radie served as President and Chief Executive Officer of Transmolecular, Inc., a biotechnology company developing cancer diagnostic and treatment products, after serving as a consultant to Transmolecular from December 2008 through March 2009. From September 2007 to September 2008, Mr. Radie served as the Chief Business Officer of Prestwick Pharmaceuticals, Inc., a specialty pharmaceutical company. Before joining Prestwick, Mr. Radie served in senior management positions with a number of pharmaceutical and biotechnology companies, including Morphotek, Inc., Vicuron Pharmaceuticals, Inc. and Eli Lilly and Company. Mr. Radie has served as a member of the Board of Directors of Horse Power For Life, a non-profit organization dedicated to improving the quality of life for individuals diagnosed with cancer, since 2007. Mr. Radie received his B.S. in Chemistry from Boston College.

We believe Mr. Radie’s qualifications to sit on the Board of Directors including his experience in management positions with biopharmaceutical companies, including publicly-traded companies.

PROPOSAL 2

APPROVAL OF PARATEK PHARMACEUTICALS, INC. 2015 EQUITY INCENTIVE PLAN

Overview

The 2015 Equity Incentive Plan, or 2015 Plan, was adopted by our Board of Directors on April 10, 2015, subject to stockholder approval. In this Proposal 2, our Board of Directors is requesting stockholder approval of the 2015 Plan.

The 2015 Plan is intended to be the successor to and continuation of the Transcept Pharmaceuticals, Inc. 2006 Incentive Award Plan, as amended, or 2006 Plan, and the Paratek Pharmaceuticals, Inc. 2014 Equity Incentive Plan, or 2014 Plan, and collectively, the Prior Plans. If the 2015 Plan becomes effective, no additional stock awards will be granted under the Prior Plans, although all outstanding stock awards granted under the Prior Plans will continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the Prior Plans.

Reasons to Approve the 2015 Plan

Our Board of Directors believes that the approval of the 2015 Plan is necessary to enable us to continue to grant stock options and other awards to our employees at levels reasonably necessary to attract, retain and motivate talent. The 2015 Plan will also allow us to utilize a broad array of equity incentives and performance cash incentives to secure and retain the services of our employees and non-employee directors, and to provide long term incentives that align the interests of employees and non-employee directors with the interests of our stockholders. References to the Code below refer to the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

Approval of the 2015 Plan by our stockholders is also required to ensure that stock options and performance-based awards granted under the 2015 Plan may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, which is referred to in this proxy statement as “Section 162(m).” Section 162(m) denies a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation. For the grant of awards under a plan to qualify as “performance-based compensation” under Section 162(m), among other things, the plan must (i) describe the employees eligible to receive such awards, (ii) provide a per-person limit on the number of shares subject to stock options and performance-based stock awards, and the amount of cash that may be subject to performance-based cash awards, granted to any employee under the plan in any year, and (iii) include one or more pre-established business criteria upon which the performance goals for performance-based awards may be granted (or become vested or exercisable). These terms must be approved by the stockholders and, accordingly, our stockholders are requested to approve the 2015 Plan, which includes terms regarding eligibility for awards, per-person limits on awards and the business criteria for performance-based awards granted under the 2015 Plan (as described in “Description of the 2015 Plan” below).

We believe it is in the best interests of the company and our stockholders to preserve the ability to grant “performance-based compensation” under Section 162(m) of the Code. However, in certain circumstances, we may determine to grant compensation to covered employees that will not qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. Moreover, even if we intend to grant compensation that qualifies as “performance-based compensation” for purposes of Section 162(m) of the Code, we cannot guarantee that such compensation ultimately will be deductible by us.

If this Proposal 2 is approved by our stockholders, the 2015 Plan will become effective upon the date of the 2015 annual meeting. In the event that our stockholders do not approve this Proposal 2, the 2015 Plan will not become effective and the 2006 Plan and the 2014 Plan will continue.

Information Regarding Our Equity Incentive Program

The following table provides certain additional information regarding our equity incentive program.

As of December 31, 2014

Total number of shares of common stock subject to outstanding stock options	781,568

Total number of shares of common stock subject to outstanding full value awards	–

Weighted-average exercise price of outstanding stock options	$4.30

Weighted-average remaining term of outstanding stock options	9.5

Total number of shares of common stock available for grant under all equity incentive plans (the 2006 Plan & the 2014 Plan are the only plans under which there are shares of common stock available for grant)	406,538

The following table provides detailed information regarding the activity related to our equity incentive plans for 2014.

2014

Total number of shares of common stock subject to stock options granted	808,027

Total number of shares of common stock subject to full value awards granted	–

Total number of shares of common stock subject to stock options cancelled	32,221

Total number of shares of common stock subject to full value awards cancelled	–

Weighted-average common stock outstanding	2,528,595

Common stock outstanding at December 31, 2014	14,417,936

In this Proposal 2, stockholders are requested to approve the 2015 Plan. The affirmative vote of the holders of a majority of the votes cast at the annual meeting will be required to approve the adoption of the 2015 Plan.

Description of the 2015 Equity Incentive Plan

The material features of the 2015 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2015 Plan. Stockholders are urged to read the actual text of the 2015 Plan in its entirety, which is appended to this proxy statement as Appendix A to the copy of this Proxy Statement filed with the SEC, which may be accessed from the SEC’s website at www.sec.gov.

Types of Awards

The terms of the 2015 Plan provide for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, other stock awards, and performance awards that may be settled in cash, stock, or other property.

Share Reserve

If this Proposal 2 is approved, the aggregate number of shares of our common stock that may be issued pursuant to stock awards under the 2015 Plan will not exceed 3,200,000 shares. Such maximum number of shares reserved for issuance consists of (1) 1,200,000 newly reserved shares and (2) the shares subject to outstanding stock awards granted under the Prior Plans that on or after the effective date of the 2015 Plan (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited because of the failure to meet a contingency or condition required to vest such shares or repurchased at the original issuance price; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award other than a stock option or stock appreciation right. Additionally, the number of shares of our common stock reserved for issuance under our 2015 Plan will automatically increase on January 1 of each year, beginning on January 1, 2016 and continuing through and including January 1, 2025, by 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors.

If a stock award granted under the 2015 Plan, or any portion thereof, expires or otherwise terminates without all of the shares covered by the stock award having been issued or is settled in cash rather than in shares, such expiration, termination or settlement will not reduce or otherwise offset the number of shares available for issuance under the 2015 Plan. Additionally, shares issued pursuant to stock awards granted under the 2015 Plan that are forfeited back to or repurchased by us because of the failure to vest, as well as shares reacquired by us as consideration for the exercise or purchase price of a stock award or to satisfy tax withholding obligations related to a stock award, will become available again for issuance under the 2015 Plan.

The stock issuable under the 2015 Plan may be shares of authorized but unissued or reacquired common stock, including shares repurchased by us on the open market or otherwise.

Eligibility

All of our employees, non-employee directors, and consultants are eligible to participate in the 2015 Plan and may receive all types of awards; provided that incentive stock options may be granted under the 2015 Plan only to our employees (including officers) and employees of our affiliates.

Section 162(m) Grant Limits

Under the 2015 Plan, a maximum of 1,000,000 shares of our common stock may be granted to any one participant during any one calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise price or strike price of at least 100% of the fair market value of our common stock on the date of grant. The maximum amount covered by performance awards that may be granted to any one participant in any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during a performance period of the performance goals described below) is 1,000,000 shares of our common stock in the case of performance stock awards and $1,000,000 in the case of performance cash awards. Such limits are designed allow us to grant awards that are exempt from the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code.

Administration

The 2015 Plan is administered by our Board of Directors, which may in turn delegate authority to administer the 2015 Plan to a committee. Our Board of Directors has delegated concurrent authority to administer the 2015 Plan to its compensation committee, but may, at any time, revert to itself some or all of the power previously delegated to the compensation committee. Our Board of Directors and our compensation committee are considered to be the “plan administrator” for purposes of this Proposal. Subject to the terms of the 2015 Plan, the plan administrator may determine the recipients, numbers and types of awards to be granted, and terms and conditions of the awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the plan administrator also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the 2015 Plan.

The plan administrator may also delegate to one or more of our officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares subject to such stock awards, provided that such delegation must specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer and such officer may not grant a stock award to himself or herself.

Repricing; Cancellation and Re-Grant of Stock Awards

Under the 2015 Plan, the plan administrator does not have the authority to reprice any outstanding stock option, stock appreciation right or other stock award by reducing the exercise, purchase or strike price of the stock option, stock appreciation right or other stock award, or to cancel any outstanding stock option, stock appreciation right or other stock award that has an exercise price greater than the current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders within 12 months prior to the repricing or cancellation and re-grant event.

Stock Options

Stock options may be granted under the 2015 Plan pursuant to stock option agreements. The 2015 Plan permits the grant of stock options that qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described in this section.

The exercise price of NSOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant. The exercise price of ISOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations” below), may not be less than 110% of such fair market value.

The term of stock options granted under the 2015 Plan may not exceed ten years and, in some cases (see “Limitations” below), may not exceed five years. Except as explicitly provided otherwise in an optionholder’s stock option agreement, stock options granted under the 2015 Plan generally terminate three months after termination of the optionholder’s service unless (i) termination is due to the optionholder’s disability, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the termination of service) at any time within 12 months following termination; (ii) the optionholder dies before the optionholder’s service has terminated, or within the period (if any) specified in the stock option agreement after termination of service for a reason other than death, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the optionholder’s death) within 18 months following the optionholder’s death by the person or persons to whom the rights to such stock option have passed; (iii) the optionholder is terminated for cause in which case the stock option will cease to be exercisable immediately upon the optionholder’s termination, or (iv) the stock option by its terms specifically provides otherwise. In addition, the plan administrator may grant options with different terms. A stock option term may be extended in the event that exercise of the stock option following termination of service is prohibited by applicable securities laws or if the sale of stock received upon exercise of a stock option would violate our insider trading policy. In no event may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2015 Plan will be determined by the plan administrator and may include (i) cash, check, bank draft or money order made payable to us, (ii) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, (iii) common stock previously owned by the optionholder, (iv) a net exercise feature (for NSOs only), or (v) other legal consideration approved by the plan administrator.

Stock options granted under the 2015 Plan may become exercisable in cumulative increments, or “vest,” as determined by the plan administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2015 Plan may be subject to different vesting schedules as the plan administrator may determine. The plan administrator also has flexibility to provide for accelerated vesting of stock options in certain events.

Unless the plan administrator provides otherwise, an optionholder generally may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order with the approval of the plan administrator or a duly authorized officer. Additionally, an optionholder may, with the approval of the plan administrator or a duly authorized officer, designate a beneficiary who may exercise the stock option following the optionholder’s death.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit are treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of the stock subject to the ISO on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.

The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs granted under the 2015 Plan is 16,000,000 shares.

Restricted Stock Awards

Restricted stock awards may be granted under the 2015 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the recipient’s services performed for us or an affiliate of ours, or any other form of legal consideration acceptable to the plan administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by the plan administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Except as otherwise provided in the applicable restricted stock award agreement, restricted stock awards that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the 2015 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any legal form acceptable to the plan administrator. We will settle a payment due to a recipient of a restricted stock unit award by delivery of shares of our common stock, by cash, by a combination of cash and stock, or in any other form of consideration determined by the plan administrator and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the plan administrator. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2015 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the plan administrator but will in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant. The plan administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in our common stock, in cash, in a combination of cash and stock, or in any other form of legal consideration approved by the plan administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination and restrictions on transfer as stock options under the 2015 Plan.

Performance Awards

The 2015 Plan allows us to grant cash and stock based performance awards that may qualify as performance-based compensation that is not subject to the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code. Performance awards may be granted, vest or be exercised based upon the attainment during a specified period of time of specified performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our compensation committee, except that our Board of Directors also may make any such determinations to the extent that the award is not intended to comply with Section 162(m) of the Code.

In granting a performance award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, our compensation committee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the Code, at a time when the achievement of the performance goals remains substantially uncertain (typically no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed), our compensation committee will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the 2015 Plan and described below. As soon as administratively practicable following the end of the performance period, our compensation committee will certify (in writing) whether the performance goals have been satisfied.

Performance goals under the 2015 Plan will be based on any one or more of the following performance criteria: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) total stockholder return; (5) return on equity or average stockholder’s equity; (6) return on assets, investment, or capital employed; (7) stock price; (8) margin (including gross margin); (9) income (before or after taxes); (10) operating income; (11) operating income after taxes; (12) pre-tax profit; (13) operating cash flow; (14) sales or revenue targets; (15) increases in revenue or product revenue; (16) expenses and cost reduction goals; (17) improvement in or attainment of working capital levels; (18) economic value added (or an equivalent metric); (19) market share; (20) cash flow; (21) cash flow per share; (22) share price performance; (23) debt reduction; (24) implementation or completion of projects or processes; (25) customer satisfaction; (26) stockholders’ equity; (27) capital expenditures; (28) debt levels; (29) operating profit or net operating profit; (30) workforce diversity; (31) growth of net income or operating income; (32) billings; (33) pre-clinical development related compound goals; (34) financing; (35) regulatory milestones, including approval of a compound; (36) stockholder liquidity; (37) corporate governance and compliance; (38) product commercialization; (39) intellectual property; (40) personnel matters; (41) progress of internal research or clinical programs; (42) progress of partnered programs; (43) implementation or completion of projects and processes; (44) partner satisfaction; (45) budget management; (46) clinical achievements; (47) completing phases of a clinical study (including the treatment phase); (48) announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally; (49) timely completion of clinical trials; (50) submission of INDs and NDAs and other regulatory achievements; (51) partner or collaborator achievements; (52) internal controls, including those related to the Sarbanes-Oxley Act of 2002; (53) research progress, including the development of programs; (54) investor relations, analysts and communication; (55) manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); (56) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; (57) establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); (58) supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of the Company’s products); (59) co-development, co-marketing, profit sharing, joint venture or other similar arrangements; and (60) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by our Board of Directors.

Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. In establishing a performance goal, our compensation committee (and our Board of Directors, to the extent that an award is not intended to comply with Section 162(m) of the Code) may provide that performance will be appropriately adjusted as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles and (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, our Board of Directors retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards

Other forms of stock awards valued in whole or in part with reference to our common stock may be granted either alone or in addition to other stock awards under the 2015 Plan. The plan administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by the plan administrator.

Clawback/Recovery

Stock awards granted under the 2015 Plan will be subject to recoupment in accordance with any clawback policy we may be required to adopt pursuant to applicable law and listing requirements. In addition, our Board of Directors may impose such other clawback, recovery or recoupment provisions in any stock award agreement as it determines necessary or appropriate.

Changes to Capital Structure

In the event of certain capitalization adjustments, the plan administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2015 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 162(m) limits; and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transactions

In the event of certain specified corporate transactions, the plan administrator will have the discretion to take one or more of the following actions with respect to outstanding stock awards (contingent upon the closing or completion of such transaction), unless otherwise provided in the stock award agreement or other written agreement with the participant or unless otherwise provided by the plan administrator at the time of grant:

•	arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the award or to substitute a similar stock award for the award (including an award to acquire the same consideration paid to our stockholders pursuant to the transaction);

•	arrange for the assignment of any reacquisition or repurchase rights held by us with respect to the stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting (and, if applicable, the exercisability) of the stock award and provide for its termination prior to the effective time of the transaction;

•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us with respect to the award;

•	cancel or arrange for the cancellation of the stock award, to the extent not vested or exercised prior to the effective time of the transaction, in exchange for such cash consideration or no consideration, as our Board of Directors may consider appropriate; and

•	make a payment, in such form as may be determined by our Board of Directors, equal to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the stock award immediately prior to the effective time of the transaction, over (ii) any exercise price payable in connection with such exercise.

The plan administrator is not obligated to treat all stock awards or portions of stock awards in the same manner. The plan administrator may take different actions with respect to the vested and unvested portions of a stock award.

For purposes of the 2015 Plan, a corporate transaction generally means the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of at least 90% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control

In the event of a change in control, unless otherwise provided in the stock award agreement or other written agreement with a participant or unless otherwise provided by the plan administrator at the time of grant, if as of or within twelve (12) months after the effective date of the change in control, a participant’s service with the company terminates due to an involuntary termination by the company other than for cause (as defined in the 2015 Plan), not including death or disability, then, subject to the participant’s execution of a release of claims agreement with the company, as of the date of such involuntary termination, the vesting of each then outstanding stock award held by such participant will be accelerated to the extent of fifty percent (50%) of the then unvested portion of each stock award.

A change in control generally means (i) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (ii) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; (iii) a complete dissolution or liquidation of the company, except for a liquidation into a parent corporation, or ; (iv) a consummated sale, lease or exclusive license or other disposition of all or substantially of our consolidated assets; or (v) when a majority of our Board of Directors becomes composed of individuals whose nomination, appointment, or election was not approved by a majority of our board members or their approved successors.

Plan Amendments and Termination

Our Board of Directors will have the authority to amend or terminate the 2015 Plan at any time. However, except as otherwise provided in the 2015 Plan, no amendment or termination of the 2015 Plan may materially impair any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the 2015 Plan as required by applicable law and listing requirements. No ISOs may be granted under the 2015 Plan after the tenth anniversary of the date the 2015 Plan was adopted by our Board of Directors.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2015 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding taxes. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the optionholder’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Incentive Stock Options

The 2015 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionholder holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionholder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that stock option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Unit Awards

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

We may grant under the 2015 Plan stock appreciation rights separate from any other award or in tandem with other awards under the 2015 Plan.

Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

New Plan Benefits

2015 Equity Incentive Plan
Name	Number of Shares Subject to Stock Option Awards

Michael F. Bigham, Chief Executive Officer (1)	—
Evan Loh, M.D., President, Chief Medical Officer & Director (1)	—
Douglas W. Pagán, Chief Financial Officer (1)	—
Adam Woodrow, Vice President & Chief Commercial Officer (1)	—
All current executive officers as a group (4 people) (1)	—
All current non-employee directors who are not executive officers as a group (4 people) (2)	—
All employees, including all current officers who are not executive officers, as a group (1)	—

(1)

Awards granted under the 2015 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the 2015 Plan. Accordingly, total awards that may be granted for the fiscal year ending December 31, 2015 under the 2015 Plan are not determined until the completion of the fiscal year.

(2)	Awards granted under the 2015 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the 2015 Plan.

On April 17, 2015, the last reported sales price of our common stock on NASDAQ was $28.38.

Required Vote and Board of Directors Recommendation

Approval of Proposal 2 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but will have no effect on the outcome of the vote.

Our Board of Directors believes that approval of Proposal 2 is in our best interests and the best interests of our stockholders for the reasons stated above.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected CohnReznick LLP as our independent registered public accounting firm for the year ending December 31, 2015 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. CohnReznick LLP served as the independent registered public accounting firm of Old Paratek, the accounting acquirer in the Merger and has audited our financial statements beginning with the year ended December 31, 2013. Following closing of the Merger, the Audit Committee engaged CohnReznick LLP as the combined company’s independent registered public accounting firm for the year ended December 31, 2014. A representative of CohnReznick LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement should such representative desire to do so and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of CohnReznick LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of CohnReznick LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Paratek and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of CohnReznick LLP.

CURRENT PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents the fees for professional services earned by CohnReznick LLP for services rendered for the years ended December 31, 2013 and 2014, respectively:

	CohnReznick 2013	CohnReznick 2014
Audit Fees(1)	$192,943	$312,521
Audit-Related Fees	–	–
Tax Fees	–	–
All Other Fees	–	–

Total	$192,943	$312,521

(1)	Audit Fees include services relating to the audit of our consolidated annual financial statements.

Effective August 19, 2014, Old Paratek engaged CohnReznick LLP as its independent registered public accounting firm. During the years ended December 31, 2012 and 2013, and the subsequent interim period through August 19, 2014, we did not, nor did anyone on our behalf, consult with CohnReznick LLP, regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that was an important factor considered in reaching a decision as to accounting, auditing or financial reporting issues; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Regulation S-K 304(a)(1)(iv) and the related instructions to Regulation S-K 304, or a reportable event, as that term is defined in Regulation S-K 304(a)(1)(v).

On November 20, 2014, the Audit Committee approved the engagement of CohnReznick LLP as the combined company’s independent registered public accounting firm. During the years ended December 31, 2012 and 2013, and the subsequent interim period through November 20, 2014, we did not, nor did anyone on our behalf, consult with CohnReznick LLP with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided to us that CohnReznick LLP concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue or (b) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

We have furnished the foregoing disclosure to CohnReznick LLP.

OTHER AUDITORS

PricewaterhouseCoopers LLP

On April 17, 2014, PricewaterhouseCoopers LLP, or PwC, resigned as the independent registered public accounting firm of Old Paratek.

The reports of PwC on Old Paratek’s financial statements for the years ended December 31, 2010 and 2011, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of PwC on Old Paratek’s financial statements for the year ended December 31, 2011 contained an explanatory paragraph which noted that there was substantial doubt about our ability to continue as a going concern. PwC has not audited any of our financial statements of as of any date or for any period subsequent to December 31, 2011.

During the two most recent fiscal years ended prior to PwC’s resignation, December 31, 2012 and 2013, and through April 17, 2014, (i) there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their report on our financial statements for such years, and (ii) there were no reportable events (as defined in Regulation S-K 304(a)(1)(v)).

We have furnished the foregoing disclosure to PwC.

Mayer Hoffman McCann P.C.

The following table presents the fees for professional services earned by Mayer Hoffman McCann P.C., or Mayer Hoffman, Old Paratek’s independent registered public accounting firm, for services rendered for the years ended December 31, 2013:

Mayer Hoffman 2013
Audit Fees(1)	$114,398
Audit-Related Fees	–
Tax Fees	–
All Other Fees	–

Total	$114,398

(1)	Audit Fees include services relating to the audit of our consolidated annual financial statements.

On May 19, 2014, Old Paratek engaged Mayer Hoffman as its independent registered public accounting firm. During the years ended, December 31, 2012 and 2013, and the subsequent interim period through May 19,

2014, we did not, nor did anyone on our behalf, consult with Mayer Hoffman regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to us that was an important factor considered in reaching a decision as to accounting, auditing or financial reporting issues; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Regulation S-K 304(a)(1)(iv) and the related instructions to Regulation S-K 304, or a reportable event, as that term is defined in Regulation S-K 304(a)(1)(v).

On August 19, 2014, Mayer Hoffman resigned as the independent registered public accounting firm for Old Paratek. There were (i) no disagreements with Mayer Hoffman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of Meyer Hoffman, and (ii) no reportable events (as defined in Regulation S-K 304(a)(1)(v)). Mayer Hoffman did not complete the audit of the financial statements of Old Paratek for any period.

We have furnished the foregoing disclosure to Mayer Hoffman.

Ernst & Young LLP

The following table presents the fees for professional services earned by Ernst & Young LLP, Transcept’s independent registered public accounting firm, for services rendered for the years ended December 31, 2013 and 2014, respectively:

	Ernst & Young 2013	Ernst & Young 2014
Audit Fees(1)	$348,808	$290,150
Audit-Related Fees	–	–
Tax Fees	–	–
All Other Fees	–	–

Total	$348,808	$290,150

(1)	Audit Fees include services relating to the audit of our consolidated annual financial statements.

Ernst & Young LLP served as the independent registered public accounting firm for the audit of the Transcept financial statements for the years ended December 31, 2013 and 2014 through the closing of the Merger. On November 12, 2014, following the closing of the Merger, the Audit Committee approved the dismissal of Ernst & Young LLP.

The reports of Ernst & Young LLP on the Transcept financial statements for each of the two years ended December 31, 2012 and 2013, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of Transcept’s financial statements for each of the two years ended December 31, 2012 and 2013, and the subsequent interim period through November 12, 2014, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between Transcept and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in their reports. There were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended December 31, 2012 and 2013, and the subsequent interim periods through November 12, 2014.

We have furnished the foregoing disclosure to Ernst & Young LLP.

PRE-APPROVAL POLICIES AND PROCEDURES.

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. Fees incurred by Old Paratek with respect to the services of CohnReznick LLP, PwC and Mayer Hoffman rendered prior to the closing of the Merger were not required to be pre-approved. Fees incurred by Transcept with respect to services of Ernst & Young LLP were pre-approved by the Audit Committee. Fees incurred by Paratek with respect to the services of CohnReznick LLP subsequent to the closing of the Merger were pre-approved by the Audit Committee.

The Audit Committee has determined that the rendering of services other than audit services by CohnReznick LLP is compatible with maintaining their independence.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the NASDAQ Stock Market, or NASDAQ, listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his family members, and Paratek, our senior management and our independent auditors, the Board has affirmatively determined that the following four directors are independent directors within the meaning of the applicable NASDAQ listing standards: Dr. Dietz, Mr. Lim, Mr. Radie and Dr. Stein, and. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with Paratek.

BOARD LEADERSHIP STRUCTURE

Our Board of Directors is currently chaired by our Chief Executive Officer, Mr. Bigham. We believe that combining the positions of Chief Executive Officer and Board Chair helps to ensure that the Board and management act with a common purpose. In our view, separating the positions of Chief Executive Officer and Board Chair has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken our ability to develop and implement strategy. Instead, we believe that combining the positions of Chief Executive Officer and Board Chair provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, we believe that a combined Chief Executive Officer/Board Chair is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. We also believe that it is advantageous to have a Board Chair with an extensive history with and knowledge of Paratek (as is the case with our Chief Executive Officer) as compared to a relatively less informed independent Board Chair.

ROLE OF THE BOARD IN RISK OVERSIGHT

Management is primarily responsible for managing risks that we may face in the ordinary course of operating our business. The Board actively oversees potential risks and our risk management activities by receiving operational and strategic presentations from management which include discussions of key risks to the business. In addition, the Board has delegated risk oversight to each of its key committees within their areas of responsibility. For example, the Audit Committee assists the Board in its risk oversight function by reviewing and discussing with management our legal risks, system of disclosure controls, the internal controls over financial reporting and risks associated with our cash investment policies. The Nominating and Corporate Governance Committee assists the Board in its risk oversight function by periodically reviewing and discussing with management important governance and associated regulatory compliance issues. The Compensation Committee assists the Board in its risk oversight function by overseeing strategies with respect to our incentive compensation programs and key employee retention issues. We believe that the Board of Directors leadership structure facilitates the division of risk management oversight responsibilities among the Board committees and enhances the Board’s efficiency in fulfilling its oversight function with respect to different business risks and risk mitigation practices.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met 14 times during 2014. Each member attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he served, held during the portion of 2014 for which he was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

The following table provides membership and meeting information since October 30, 2014 for each Board committee. Mr. Bigham, Dr. Loh, Messrs. Lim and Radie and Dr. Stein were each appointed to the Board of Directors effective as of the closing of the Merger on October 30, 2014.

Name	Audit	Compensation	Nominating and Corporate Governance
Michael F. Bigham
Evan Loh, M.D.
Thomas J. Dietz, Ph.D.	X*	X	X
Richard J. Lim
Robert Radie	X	X	X*
Jeffrey Stein, Ph.D.	X	X*	X
Total meetings in 2014	2	1	1

*	Committee Chairperson

The following table provides membership and meeting information from January 1, 2014 to October 30, 2014 for each Board committee. Messrs. Kiley, Loan, Nunn, Raab and Ruesgsegger each resigned as a member of the Board of Directors effective as of the closing of the Merger on October 30, 2014.

Name	Audit	Compensation	Nominating and Corporate Governance
Thomas J. Dietz, Ph.D.	X	X
Thomas D. Kiley			X*
Matthew W. Loan
Jake R. Nunn		X*
G. Kirk Raab	X	X
Frederick J. Ruegsegger	X*		X*
Total meetings in 2014	4	4	1

*	Committee Chairperson

Below is a description of each committee of the Board of Directors. Each committee has the authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and each member is free of any relationship that would impair his individual exercise of independent judgment with regard to Paratek.

Audit Committee

Our Audit Committee consists of Dr. Dietz, Mr. Radie and Dr. Stein. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at http://investor.paratekpharm.com/.

The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards).

The Board of Directors has also determined that Dr. Dietz qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Dr. Dietz’s level of knowledge and experience based on a number of factors, including his position as Chairman and Chief Executive Officer of Waypoint Holdings, LLC, and extensive experience in the financial services industry.

The primary purpose of the Audit Committee is to discharge the responsibilities of our Board of Directors with respect to our accounting, financial and other reporting and internal control practices and to oversee our independent registered accounting firm. Specific responsibilities of our Audit Committee include:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related party transactions;

•

obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•

approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2014 with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014.

Members of the Audit Committee

Dr. Stein

Mr. Radie

Dr. Dietz

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Paratek under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our compensation committee consists of Dr. Dietz, Mr. Radie and Dr. Stein. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the NASDAQ listing standards, “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act and are “outside directors” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at http://investor.paratekpharm.com.

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

•	reviewing and approving, or recommending that our Board of Directors approve, the compensation of our executive officers;

•	reviewing and recommending to our Board of Directors the compensation of our directors;

•	reviewing and approving, or recommending that our Board of Directors approve, the terms of compensatory arrangements with our executive officers;

•	administering our stock and equity incentive plans;

•	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committees compensation advisers;

•

reviewing and approving, or recommending that our Board of Directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Dr. Dietz, Mr. Radie and Dr. Stein. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at http://investor.paratekpharm.com.

Specific responsibilities of our Nominating and Corporate Governance Committee include:

•	identifying, evaluating and selecting, or recommending that our Board of Directors approve, nominees for election to our Board of Directors;

•	evaluating the performance of our Board of Directors and of individual directors;

•	considering and making recommendations to our Board of Directors regarding the composition of the committees of the Board of Directors;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of our corporate governance practices and reporting;

•	reviewing management succession plans;

•	developing and making recommendations to our Board of Directors regarding corporate governance guidelines and matters; and

•	overseeing an annual evaluation of the Board of Directors’ performance.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Paratek, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of Paratek and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and Paratek, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to Paratek during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 75 Kneeland Street, Boston, Massachusetts 02111. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Historically, we have not provided a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. Nevertheless, during the upcoming year, the Nominating and Corporate Governance Committee will give full consideration to the adoption of a formal process for stockholder communications with the Board and, if adopted, publish it promptly and post it to our website.

CODE OF ETHICS

We have adopted the Paratek Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at http://investor.paratekpharm.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

CERTAIN INFORMATION WITH RESPECT TO OUR EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers and directors as of March 15, 2015.

Name	Age	Position

Michael F. Bigham	57	Chief Executive Officer and Chairman of the Board
Evan Loh, M.D.	56	President, Chief Medical Officer and Director
Douglas W. Pagán	43	Chief Financial Officer
Adam Woodrow	48	Vice President and Chief Commercial Officer

Mr. Bigham’s biography is included above under the section titled “Proposal 1 – Election of Directors.

Dr. Loh’s biography is included above under the section titled “Proposal 1 – Election of Directors.

Douglas W. Pagán. Mr. Pagán joined Paratek in December 2014 as our Chief Financial Officer. He most recently served as Vice President, Finance at Acceleron Pharma Inc., which he joined in 2008. Prior to working at Acceleron, Mr. Pagán served in strategic and financial management roles at Biogen Idec and Bristol-Myers Squibb. Previously, Mr. Pagán worked in healthcare investment banking at J.P. Morgan, as well as pharmaceutical operational roles at Johnson and Johnson. Mr. Pagán received his B.S.E. in Chemical Engineering from Princeton University and his M.B.A. from Columbia Business School.

Adam Woodrow. Mr. Woodrow joined Paratek in October 2014 as our Vice President and Chief Commercial Officer. From October 2009 until September 2014, Mr. Woodrow worked for Pfizer Inc. in various strategic and operational commercial roles. Mr. Woodrow joined Pfizer from Wyeth Pharmaceuticals, where he was Vice President and Global Business Manager for Enbrel. In his 10 years at Wyeth, Mr. Woodrow held senior marketing and sales positions in the United States and in his native United Kingdom. Prior to joining Wyeth, Mr. Woodrow held sales and marketing positions with Bayer Pharmaceuticals. In his career in the pharmaceutical industry, Mr. Woodrow has worked with several non-profit societies and organizations such as the Hemophilia Society, the Primary Immune Deficiency Society, the Prostate Cancer Support Association and has served on the board of the New York Chapter of the Arthritis Foundation. Mr. Woodrow received his B.S. in Industrial Chemistry with a specialization in Pharmaceutical Medicine from the University of Wales College of Cardiff.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 15, 2015 by:

•	each director and nominee for director;

•	each of the executive officers named in the Summary Compensation Table;

•	all executive officers and directors of Paratek as a group; and

•	all those we know to be beneficial owners of more than 5% of our common stock.

The number of shares owned, total shares beneficially owned and the percentage of common stock beneficially owned below is based on total of 14,417,936 shares of common stock outstanding as of March 15, 2015.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of March 15, 2015, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated in the footnotes, the address for each stockholder listed is: c/o Paratek Pharmaceuticals, Inc., 75 Kneeland Street, Boston, Massachusetts 02111.

Name	Shares of Common Stock Beneficially Owned (1)(2)	Percentage Owned
5% Stockholders
Abingworth Bioventures VI LP(3)	1,301,413	9.03%
Baupost Group Securities, L.L.C.(4)	1,735,218	12.04
Fidelity(5)	1,735,218	12.04
HBM Healthcare Investments (Cayman) Ltd.(6)	1,768,260	12.27
Entities affiliated with Omega Funds(7)	2,145,284	14.90

Directors and Named Executive Officers
Michael F. Bigham(8)	12,088	*
Douglas W. Pagán(9)	—	*
Evan Loh, M.D. (10)	50,965	*
Richard J. Lim(11)	635,572	4.41
Thomas Dietz, Ph.D.(12)	8,506	*
Robert Radie (13)	3,076	*
Jeffrey Stein, Ph.D.(14)	3,076	*
Glen A. Oclassen(15)	42,634	*
Nikhilesh N. Singh, Ph.D.	18,688	*
John A. Kollins	4,161	*
All executive officers and directors as a group (10 individuals)	778,766	5.40

*	Represents beneficial ownership of less than 1% of the shares of common stock.

(1)

This table is based upon information provided to us by our executive officers and directors and upon information about principal stockholders known to us based on Schedules 13G and 13D filed with the SEC and otherwise available.

(2)	Includes shares issuable pursuant to stock options and warrants exercisable within 60 days of March 15, 2014.

(3)

Abingworth Bioventures VI GP LP, a Scottish limited partnership, serves as the general partner of Abingworth Bioventures VI LP (“ABV VI”). Abingworth General Partner VI LLP, a Scottish limited liability partnership, serves as the general partner Abingworth Bioventures VI GP LP. Abingworth Bioventures VI GP Limited, an English company, serves as the managing member of Abingworth General Partner VI LLP. Abingworth Bioventures VI GP LP has delegated to Abingworth LLP all investment and dispositive power over the securities held by ABV VI. An investment committee of Abingworth LLP, comprised of Joseph Anderson, Michael F. Bigham, Timothy J. Haines, Genghis Lloyd-Harris, and Stephen W. Bunting, approves investment and voting decisions by a majority vote, and no individual member has the sole control or voting power over the securities held by ABV VI. Each of Abingworth Bioventures VI GP LP, Abingworth General Partner VI LLP, Abingworth Bioventures VI GP Limited, Joseph Anderson, Michael F. Bigham, Timothy J. Haines, Genghis Lloyd-Harris, and Stephen W. Bunting disclaims beneficial ownership of the securities held by ABV VI save to the extent of their pecuniary interest therein. The address for Abingworth Bioventures VI LP is 38 Jermyn Street, London, UK SW1Y 6DN.

(4)

The Baupost Group, L.L.C. (“Baupost”) is a registered investment adviser and acts as the investment adviser to certain private investment limited partnerships on whose behalf these securities were purchased, and in such capacity has voting and investment power with respect to such securities. Baupost Group Securities, L.L.C. (“BGS”), is a nominee of Baupost used to transact in securities on behalf of the investment limited partnerships. BGS has no voting or investment power with respect to such securities. None of the investment limited partnerships owns greater than 5% of any class of voting securities. SAK Corporation is the manager of Baupost, and Mr. Seth A. Klarman is the sole director of SAK Corporation. Mr. Klarman and SAK Corporation disclaim beneficial ownership of the securities. The principal business address for Baupost, BGS, SAK Corporation, Mr. Klarman and the investment limited partnerships is 10 St. James Avenue, Suite 1700, Boston, Massachusetts 02116.

(5)

Consists of 1,336,118 shares held by Fidelity Select Portfolios: Biotechnology Portfolio and 399,100 shares held by Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund. The accounts that hold these shares are managed by direct or indirect subsidiaries of FMR LLC. Edward C. Johnson, III is a Director and the Chairman of FMR LLC and Abigail P. Johnson is a Director, the Vice Chairman and the President of FMR LLC. Members of the family of Edward C. Johnson, III, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson, III nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for Fidelity is 82 Devonshire Street, Boston, Massachusetts 02109.

(6)

Consists of 1,765,028 shares held by HBM Healthcare Investments (Cayman) Ltd. (“HBM”) and 3,202 shares issuable to HBM upon exercise of warrants exercisable within 60 days of March 15, 2015. The Board of Directors of HBM has sole voting and investment power with respect to the shares held by such entity. The Board of Directors of HBM is comprised of Jean-Marc Lesieur, Richard Coles, Sophia Harris, Dr. Andreas Wicki, Paul Woodhouse and John Urquhart, none of whom has individual voting or investment power with respect to such shares, and each disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. The address for HBM is Governors Square, Suite #4-212-2, 23 Lime Tree Bay Avenue, West Bay, Grand Cayman, Cayman Islands.

(7)

Consists of 1,110,442 shares held directly by Omega Fund III, L.P. (“Omega III”), 633,243 held directly by K/S Danish BioVenture (“Danish BV”) and 395,187 shares held directly by Omega Fund IV, L.P (“Omega IV”). Also included in the above stated figures are 4,083 shares issuable to Omega III and 2,329 shares issuable to Danish BV upon exercise of warrants exercisable within 60 days of March 15, 2015. Omega Fund III GP, L.P. (“Omega III GP LP”) is the general partner of Omega III. Omega Fund III G.P., Ltd. (“Omega III GP Ltd.”) is the general partner of Omega III GP LP. Omega Fund Management Limited (“Omega Management”) is the sole shareholder of Omega III GP Ltd. Sigma Holding Limited (“Sigma”) is the sole shareholder of Omega Management. Otello Stampacchia is the sole shareholder of Sigma. Sharon Alvarez and David Bolton are all the directors of each of (i) Omega III GP Ltd., (ii) Omega Management and (iii) Sigma. Ms. Alvarez and Mr. Bolton have shared voting and investment power over the shares held by Omega III. Danish BioVenture General Partner ApS (“Danish BioVenture GP”) is the general partner of Danish BV. The sole limited partner of Danish BV is Life Sciences Holdings SPV I Fund L.P. (“Life Sciences Holdings”). The general partner of Life Sciences Holdings is LS Holdings SPV I GP, LP (“LS Holdings”). The general partner of LS Holdings is LS Holdings SPV I GP, Ltd. (“LS Holdings Ltd.”). Omega Management is the sole shareholder of LS Holdings Ltd. Sigma is the sole shareholder of Omega Management. Mr. Stampacchia, Renee Aguiar-Lucander, Richard J. Lim and Anne-Mari Paster are all the shareholders and directors of Danish BioVenture GP and have shared voting and investment power over the shares held by Danish BV. Omega Fund IV GP, L.P. (“Omega IV GP LP”) is the general partner of Omega IV. Omega Fund IV G.P. Manager, Ltd. (“Omega IV GP Manager”) is the general partner of Omega IV GP LP. Mr. Stampacchia, Ms. Aguiar-Lucander, Mr. Lim and Ms. Paster are all the shareholders and directors of Omega IV GP Manager and have shared voting and investment power over the shares held by Omega IV. The address for the Entities affiliated with Omega Funds is 1 Royal Plaza, Royal Avenue, St. Peter Port, Guernsey GY1 2HL.

(8)

Consists of 12,088 shares issuable to Mr. Bigham upon exercise of options exercisable within 60 days of March 15, 2015. Mr. Bigham has no voting or dispositive power with regard to any of the above referenced shares held by entities affiliated with ABV VI and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(9)	Mr. Pagán did not beneficially own any shares or options or warrants exercisable within 60 days of March 15, 2015.

(10)	Consists of 44,389 shares held directly by Dr. Loh and 6,576 shares issuable to Dr. Loh upon exercise of options exercisable within 60 days of March 15, 2015.

(11)

Consists of 633,243 shares held directly by Danish BV and 2,329 shares issuable to Danish BV upon exercise of warrants exercisable within 60 days of March 15, 2015. Please see footnote 7 regarding Mr. Lim’s voting and investment power over the shares held by Danish BV.

(12)	Consists of 5,430 shares held directly by Dr. Dietz and 3,076 shares issuable to Dr. Dietz upon exercise of options exercisable within 60 days of March 15, 2015.

(13)	Consists of 3,076 shares issuable to Mr. Radie upon exercise of options exercisable within 60 days of March 15, 2015.

(14)	Consists of 3,076 shares issuable to Dr. Stein upon exercise of options exercisable within 60 days of March 15, 2015.

(15)	Consists of 36,513 shares held directly by Mr. Oclassen and 6,121 shares held by Mr. Oclassen’s wife.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Paratek. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2014, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY COMPENSATION TABLE

The following table shows for the year ended December 31, 2014, compensation awarded to or paid to, or earned by, our current Chief Executive Officer, former Chief Executive Officer, our two other most highly compensated executive officers at December 31, 2014 and our two other most highly compensated executive officers at December 31, 2014 had such individuals been serving as executive officers as of December 31, 2014, collectively, the Named Executive Officers.

Name and Principal Position	Year	Salary	Bonus	Option Awards (1)	Other Compensation	Total
Michael F. Bigham (2) Chief Executive Officer	2014	$ 128,472	$ —	$—	$ 2,757 (8)	$ 131,229

Douglas W. Pagán (3) Chief Financial Officer	2014	10,417	—	—	106 (9)	10,523

Evan Loh, M.D. (4) President and Chief Medical Officer	2014	336,250	152,500	24,794	13,251 (10)	526,795

Glenn A. Oclassen Former Chief Executive Officer (5)	2014 2013	466,667 560,000	280,000 —	— 1,339,665	1,083,613 (11) —	1,830,280 1,899,665

Nikhilesh N. Singh, Ph.D. Former Chief Scientific Officer (6)	2014 2013	291,667 350,000	140,000 —	— —	1,045,283 (12) 656,039	1,476,950 1,006,039

John A. Kollins Former Chief Business Officer (7)	2014 2013	283,333 340,000	136,000 —	— 545,441	739,149 (13) —	1,158,482 885,441

(1)

Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 13 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

(2)	Mr. Bigham was appointed our Chief Executive Officer as of October 30, 2014.

(3)	Mr. Pagán was appointed our Chief Financial Officer as of December 18, 2014.

(4)	Dr. Loh was appointed our President and Chief Medical Officer as of October 30, 2014.

(5)	Mr. Oclassen resigned as our Chief Executive Officer as of October 30, 2014.

(6)	Dr. Singh resigned as our Chief Scientific Officer as of October 30, 2014.

(7)	Mr. Kollins resigned as our Chief Business Officer as of October 30, 2014.

(8)	Consists of $1,669 in secured parking payments and $1,088 in life insurance premiums.

(9)	Consists of $6 in commuting expenses and $100 in secured parking payments.

(10)	Consists of $10,400 in 401(k) matching contributions and $2,851 in life insurance premiums.

(11)

Consists of $1,847 in vacation payout, $560,000 in severance payments, and $30,658 in COBRA payments, and $491,108 representing the value of accelerated and fully vested stock options granted to Mr. Oclassen that were cancelled in exchange for an aggregate of 10,613 shares of common stock.

(12)

Consists of $12,788 in vacation payout, $525,000 in severance payments, $60,462 in COBRA payments, and $447,033 representing the value of accelerated and fully vested stock options granted to Mr. Singh that were cancelled in exchange for an aggregate of 11,758 shares of common stock.

(13)

Consists of $12,750 in vacation payout, $510,000 in severance payments, $60,462 in COBRA payments, $143,937 representing the value of accelerated and fully vested stock options granted to Mr. Kollins that were cancelled in exchange for an aggregate of 4,161 shares of common stock, and $12,000 in consulting fees.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014.

The following table shows for the year ended December 31, 2014, certain information regarding outstanding equity awards at December 31, 2014 for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014

				Option Awards
Name	Grant Date		Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date
Michael J. Bigham	6/29/2014	(2)	1/1/2015	—	145,093	4.30	6/28/2024
	6/29/2014	(3)	1/1/2016	—	145,093	4.30	6/28/2024
	6/29/2014	(4)	1/1/2017	—	145,093	4.30	6/28/2024
Evan Loh, M.D.	6/29/2014	(5)	1/1/2015	—	78,957	4.30	6/28/2024
	6/29/2014	(6)	1/1/2016	—	78,957	4.30	6/28/2024
	6/29/2014	(7)	1/1/2017	—	78,957	4.30	6/28/2024
Douglas W. Pagán	—		—	—	—	—	—
Glen A. Oclassen	—		—	—	—	—	—
Nikhilesh N. Singh, Ph.D.	—		—	—	—	—	—
John A. Kollins	—		—	—	—	—	—

(1)

The fair market value of the stock grants was determined by the Board of Directors based on the fair market value of a share of Paratek’s common stock on the grant date. Based in part on an analysis by an independent third-party valuation firm, the Paratek Board of Directors had determined the fair market value to be $0.29 per share. Upon the closing of the Merger, each share of Old Paratek common stock was exchanged for 0.0675 of a share of Paratek common stock (as adjusted for the 1-for-12 reverse stock split). As such, the fair market value of the stock grants became $4.30 per share.

(2)

This stock option was granted under the Paratek Pharmaceuticals, Inc. 2014 Equity Incentive Plan, or the 2014 Plan, and vests monthly over four years measured from the vesting commencement date. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(3)

This stock option was granted under the 2014 Plan and vests monthly over four years measured from the vesting commencement date. On February 4, 2015 this stock option was amended to provide that 25% will vest on January 1, 2016 with the remainder subject to performance based vesting. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(4)

This stock option was granted under the 2014 Plan and vests monthly over four years measured from the vesting commencement date. On February 4, 2015 this stock option was amended to provide that 25% will vest on January 1, 2017 with the remainder subject to performance based vesting. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(5)

This stock option was granted under the 2014 Plan and vests monthly over four years measured from the vesting commencement date. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(6)

This stock option was granted under the 2014 Plan and vests monthly over four years measured from the vesting commencement date. On February 4, 2015 this stock option was amended to provide that 25% will vest on January 1, 2016 with the remainder subject to performance based vesting. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(7)

This stock option was granted under the 2014 Plan and vests monthly over four years measured from the vesting commencement date. On February 4, 2015 this stock option was amended to provide that 25% will vest on January 1, 2017 with the remainder subject to performance based vesting. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

Pension Benefits

Our Named Executive Officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan we sponsored during 2014.

Nonqualified Deferred Compensation

Our Named Executive Officers did not participate in, or earn any benefits under, a nonqualified deferred compensation plan we sponsored during 2014.

Employment, Severance and Change in Control Agreements

Employment Agreements with Current Named Executive Officers

We have employment agreements with each of our current Named Executive Officers. The agreements generally provide for at-will employment and set forth the executive officer’s initial base salary, annual performance bonus opportunity, initial equity grant amount and eligibility for employee benefits. In addition, each of our Named Executive Officers has executed a form of our standard confidential information and invention assignment agreement. The key terms of the offer letters are described below. A “qualifying termination” for the purposes of the employment agreements is defined as a termination of the executive officer by us without cause, other than as a result of the executive officer’s death or disability, or the resignation of the executive officer’s employment with us with good reason.

Michael F. Bigham

In June 2014, Old Paratek entered into an offer letter agreement, or the Initial Bigham Agreement, with Mr. Bigham, pursuant to which he commenced employment on an at-will basis as our Chief Executive Officer. Pursuant to the terms of the Initial Bigham Agreement, Mr. Bigham will receive an annual base salary of $250,000; provided that Mr. Bigham shall only be required to devote 50% of his time and attention to Paratek. In addition, Mr. Bigham will be eligible to earn a discretionary performance bonus of up to 50% of his annual base salary. Upon termination of Mr. Bigham’s employment for any reason other than by Paratek without cause or by him with good reason, he will be paid all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation, and Mr. Bigham’s options will terminate, as to all unvested shares, as of his termination date. Upon termination of Mr. Bigham’s employment at any time by Paratek without cause or by him with good reason, he will receive all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation. In addition, subject to Mr. Bigham’s execution of a general release and waiver of claims in favor of Paratek and our affiliates, he will be eligible to receive cash severance equal to twelve months of his annual base salary, a prorated portion of the performance bonus he would have earned for the year in which his employment terminates and 12 months of continued health care insurance coverage.

In June 2014, Old Paratek granted Mr. Bigham three tranches of options for 145,093 shares of common stock (which vest as set forth above in the table entitled “Outstanding Equity Awards as of December 31, 2014”) and such options were assumed by Paratek in connection with the Merger.

In February 2015, the Initial Bigham Agreement was amended and restated to add a “best after-tax provision,” pursuant to which any payments provided to Mr. Bigham that are considered “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, subject to excise taxes under Section 4999 of the Internal Revenue Code, may be reduced to eliminate or minimize any excise tax payment. In addition, Mr. Bigham’s amended employment agreement also sets his annual base salary, effective January 1, 2015, at $375,000 and decreases his discretionary performance bonus for the year ending December 31, 2015 from 50% of his base salary to 40% of his base salary. All other material terms of the Initial Bigham Agreement remained in effect.

Evan Loh, M.D.

In September 2014, Old Paratek entered into an offer letter agreement, or the Initial Loh Agreement, with Dr. Loh, pursuant to which he commenced employment on an at-will basis as our President and Chief Medical Officer. Pursuant to the terms of the Initial Loh Agreement, Dr. Loh will receive an annual base salary of $345,000. In addition, Dr. Loh will be eligible to earn a discretionary performance bonus of up to 50% of his annual base salary. Upon termination of Dr. Loh’s employment for any reason other than by Paratek without cause or by him with good reason, he will be paid all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation, and Dr. Loh’s options will terminate, as to all unvested shares, as of his termination date. Upon termination of Dr. Loh’s employment at any time by Paratek without cause or by him with good reason, he will receive all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation. In addition, subject to Dr. Loh’s execution of a general release and waiver of claims in favor of Paratek and our affiliates, he will be eligible to receive cash severance equal to 12 months of his annual base salary, a prorated portion of the performance bonus he would have earned for the year in which his employment terminates and twelve months of continued health care insurance coverage.

In June 2014, Old Paratek granted Dr. Loh three tranches of options for 78,957 shares of common stock (which vest as set forth above in the table entitled “Outstanding Equity Awards as of December 31, 2014”) and such options were assumed by Paratek in connection with the Merger.

In February 2015, the Initial Loh Agreement was amended and restated to add a “best after-tax provision,” pursuant to which any payments provided to Dr. Loh that are considered “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, subject to excise taxes under Section 4999 of the Internal Revenue Code, may be reduced to eliminate or minimize any excise tax payment. In addition, Dr. Loh’s amended employment agreement also increases his discretionary performance bonus for the year ending December 31, 2015 from 30% of his base salary to 35% of his base salary. All other material terms of the Initial Loh Agreement remained in effect.

Douglas W. Pagán

In November 2014, we entered into an offer letter agreement with Mr. Pagán, or the Initial Pagán Agreement, pursuant to which he commenced employment on an at-will basis as our Chief Financial Officer. Pursuant to the terms of the Initial Pagán Agreement, Mr. Pagán will receive an annual base salary of $300,000 and was eligible to earn a signing bonus of $65,000. In addition, Mr. Pagán will be eligible to earn a discretionary performance bonus of up to 30% of his annual base salary. Upon termination of Mr. Pagán’s employment for any reason other than by Paratek without cause or by him with good reason, he will be paid all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation, and Mr. Pagán’s options will terminate, as to all unvested shares, as of his termination date. Upon termination of Mr. Pagán’s employment at any time by Paratek without cause or by him with good reason, he will receive all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation. In addition, subject to Mr. Pagán’s execution of a general release and waiver of claims in favor of Paratek and our affiliates, he will be eligible to receive cash severance equal to 12 months of his annual base salary, a prorated portion of the performance bonus he would have earned for the year in which his employment terminates and twelve months of continued health care insurance coverage.

In February 2015, Mr. Pagán was granted options for 160,000 shares of common stock (of which 25% vest after twelve months of service and the remaining 75% vest monthly over three years) and restricted stock units (RSUs) for 35,000 shares of common stock (which vest three years from the date of grant), in each subject to 100% acceleration upon a termination without cause or a resignation for good reason in connection with a change of control.

In February 2015, the Initial Pagán Agreement was amended to add a “best after-tax provision,” pursuant to which any payments provided to Mr. Pagán that are considered “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, subject to excise taxes under Section 4999 of the Internal Revenue Code, may be reduced to eliminate or minimize any excise tax payment. All other material terms of the Initial Pagán Agreement remained in effect.

Change of Control Agreements with Former Named Executive Officers

Each of Glen A. Oclassen, Nikhilesh N. Singh, Ph.D. and John A. Kollins resigned from their employment with the Company upon the closing of the Merger on October 30, 2014.

Transcept entered into Change of Control and Severance Benefits Agreements with each of its named executive officers, which Transcept amended and restated in 2013. Each of these agreements provided for the executive officer to remain an at-will employee, were set to expire in 2017, and contained provisions that allowed for the timing of payments under the agreements to be altered in order to prevent certain adverse tax consequences under Section 409A of the Internal Revenue Code of 1986.

Definitions

“Cause” under these agreements means any one or more of the following:

•	conviction of (or pleading guilty or no contest to) any felony or any crime involving moral turpitude;
•	participation in any material fraud, material act of dishonesty, or other act of intentional and material misconduct against Transcept;
•	intentionally damaging or willfully misappropriating any property of Transcept that in any case has a material adverse effect on Transcept;
•	materially breaching any fiduciary, statutory, or contractual duty owed to Transcept;
•	regularly and materially failing to diligently and successfully perform the executive’s duties;
•	failing to cooperate with Transcept in any investigation or proceeding by any governmental or similar authority or as otherwise authorized by the Board of Directors or a committee thereof; and
•	being found liable in an SEC action and/or being disqualified by the SEC from serving in an executive role.

“Good Reason” under these agreements means that the executive resigns his or her role with Transcept if one of the following has taken place without the executive’s consent, has not been cured within 30 days of the executive providing written notice to the Board of Directors, and the executive’s resignation is effective within 60 days after expiration of the 30-day cure period:

•	there is a material reduction in the executive’s base annual salary;
•

there is a material change in the executive’s position or responsibilities (including the person or persons to whom the executive has reporting responsibilities) that represents an adverse change from the executive’s position or responsibilities from those in effect at any time within 90 days preceding the change of control; provided, however, that a change of control which results in the subsequent conversion of Transcept to a division or unit of the acquiring corporation will not by itself result in a material reduction in the executive’s level of responsibility;

•	the executive is required to relocate his or her principal place of employment to a facility or location that would increase the executive’s one-way commute distance by more than 35 miles;
•	Transcept materially breaches its obligations under any then-effective employment agreement with the executive; and
•	an acquirer, successor or assignee of Transcept fails to assume and perform, in any material respect, the Transcept obligations under the employment agreement.

“Change of Control” under these agreements means:

•

a transaction or series of transactions (other than a public offering through a registration statement filed with the SEC) whereby any person or persons directly or indirectly acquires beneficial ownership of securities of Transcept possessing more than 50% of the total combined voting power of Transcept securities outstanding immediately after such acquisition; or

•

any period of two consecutive years during which individuals who constitute a majority of the Transcept Board of Directors at the beginning of such two year period, together with any new directors whose election by the board or nomination for election by Transcept’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the board; or

•

the consummation by Transcept of a merger, consolidation, reorganization, business combination, sale or disposition of all or substantially all of its assets in a single transaction or series of related transactions, or the acquisition of assets or stock of another entity, in each case other than in a transaction:

•

which results in the voting securities of Transcept outstanding immediately before the transaction continuing to represent at least a majority of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction; and

•

after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the successor entity, not including such persons who prior to consummation of the transaction owned enough securities to represent 50% of the voting securities of the successor entity following consummation of the transaction; or

•	Transcept stockholders approve a liquidation or dissolution of Transcept.

Glenn A. Oclassen

In the event that Transcept had terminated Mr. Oclassen’s employment without Cause or Mr. Oclassen had resigned for Good Reason, in either case within 12 months after a Change of Control, Mr. Oclassen would have received, subject to Mr. Oclassen executing and not revoking a general release of claims against Transcept and its affiliates within 60 days following the termination date, a single lump sum severance payment equal to his then- effective annual salary, continued payment of premiums for group health benefits until the earlier of 12 months after termination or the date upon which Mr. Oclassen and his eligible dependents become covered under similar plans, and the vesting of 100% of Mr. Oclassen’s then-outstanding unvested equity awards. Additionally, options designated by the Board of Directors or the board’s compensation committee as being eligible for extended exercisability would have remained exercisable until the earlier of (i) the third anniversary of his termination date or (ii) the original expiration date of the applicable option.

In the event that Transcept had terminated Mr. Oclassen’s employment without Cause other than within 12 months after a Change of Control, Mr. Oclassen would have received, subject to Mr. Oclassen executing and not revoking a general release of claims against Transcept and its affiliates within 60 days following the termination date, a single lump sum severance payment equal to 1.5 times his then-effective annual salary and continued payment of premiums for group health benefits until the earlier of 18 months after termination or the date upon which Mr. Oclassen and his eligible dependents become covered under similar plans.

Mr. Oclassen resigned as of October 30, 2014 in connection with the closing of the Merger. We paid Mr. Oclassen $592,505 in severance and other compensation and issued 10,613 shares of common stock in exchange for accelerated and fully vested stock options that had been previously granted to Mr. Oclassen. The value assigned to this exchange was $491,108.

Nikhilesh N. Singh

In the event that Transcept had terminated Dr. Singh’s employment without Cause or Dr. Singh had resigned for Good Reason, in either case within 12 months after a Change of Control, Dr. Singh would have received, subject to Dr. Singh executing and not revoking a general release of claims against Transcept and its affiliates within 60 days following the termination date, a single lump sum severance payment equal to 1.5 times his then-effective annual salary, continued payment of premiums for group health benefits until the earlier of 18 months after termination or the date upon which Dr. Singh and his eligible dependents become covered under similar plans, and the vesting of 100% of Dr. Singh’s then-outstanding unvested equity awards. Additionally, options designated by the Board of Directors or the board’s compensation committee as being eligible for extended exercisability would have remained exercisable until the earlier of (i) the third anniversary of his termination date or (ii) the original expiration date of the applicable option.

In the event that Transcept had terminated Dr. Singh’s employment without Cause other than within 12 months after a Change of Control, Dr. Singh would have received, subject to Dr. Singh executing and not revoking a general release of claims against Transcept and its affiliates within 60 days following the termination date, a single lump sum severance payment equal to his then-effective annual salary and continued payment of premiums for group health benefits until the earlier of 12 months after termination or the date upon which Dr. Singh and his eligible dependents become covered under similar plans.

Dr. Singh resigned as of October 30, 2014 in connection with the closing of the Merger. We paid Dr. Singh $598,250 in severance and other compensation and issued 11,758 shares of common stock in exchange for accelerated and fully vested stock options that had been previously granted to Dr. Singh. The value assigned to this exchange was $447,033.

John A. Kollins

In the event that Transcept had terminated Mr. Kollins’ employment without Cause or Mr. Kollins had resigned for Good Reason, in either case within 12 months of a Change of Control, Mr. Kollins would have received, subject to Mr. Kollins executing and not revoking a general release of claims against Transcept and its affiliates within 60 days following the termination date, a single lump sum severance payment equal to 1.5 times his then-effective annual salary, continued payment of premiums for group health benefits until the earlier of 18 months after termination or the date upon which Mr. Kollins and his eligible dependents become covered under similar plans, and the vesting of 100% of Mr. Kollins’ then-outstanding unvested equity awards. Additionally, options designated by the Board of Directors or the board’s compensation committee as being eligible for extended exercisability would have remained exercisable until the earlier of (i) the third anniversary of his termination date or (ii) the original expiration date of the applicable option.

In the event that Transcept had terminated Mr. Kollins’ employment without Cause other than within 12 months after a Change of Control, Mr. Kollins would have received, subject to Mr. Kollins executing and not revoking a general release of claims against Transcept and its affiliates within 60 days following the termination date, a single lump sum severance payment equal to his then-effective annual salary and continued payment of premiums for group health benefits until the earlier of 12 months after termination or the date upon which Mr. Kollins and his eligible dependents become covered under similar plans.

Mr. Kollins resigned as of October 30, 2014 in connection with the closing of the Merger. We paid Mr. Kollins $595,212 in severance and other compensation and issued 4,161 shares of common stock in exchange for accelerated and fully vested stock options that had been previously granted to Mr. Kollins. The value assigned to this exchange was $143,937.

Employee Benefit Plans

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2014.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Warrants		Weighted- Average Exercise Price of Outstanding Options and Warrants		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (1)
Equity compensation plans approved by stockholders(1)	781,568	(2)	$4.30	(3)	443,077	(4)
Equity compensation plans not approved by stockholders	—		$—		—

Total	781,568		$4.30		443,077

(1)

The number of authorized shares under the 2006 Plan, automatically increases on January 1 of each year by a number of shares equal to the lesser of (i) 125,000 shares, (ii) 5.0% of the outstanding shares on the last day of the immediately preceding fiscal year, or (iii) an amount determined by the Board of Directors.

(2)	Includes 781,568 shares relating to outstanding options.
(3)	Represents the weighted-average exercise price of outstanding options.
(4)	Includes 36,539 shares available under the 2009 Employee Stock Purchase Plan, 380,079 shares available under the 2006 Plan and 26,459 shares available under the 2014 Plan.

2006 Equity Incentive Plan

In 2006, our stockholders approved the Transcept Pharmaceuticals Inc. 2006 Incentive Award Plan, or the 2006 Plan, under which shares of our common stock are reserved for issuance pursuant to stock awards, including, but not limited to, incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, and performance cash awards. We initially reserved an aggregate of 41,667 shares under the plan for issuance pursuant to stock awards plus any shares that remained available for issuance under our former 2001 Stock Option Plan (or that became available for issuance under our former 2001 Stock Option Plan due to the cancellation or expiration of outstanding awards granted under such plan). In addition, the share reserve automatically increases on January 1st of each year for the remaining term of the 2006 Plan by a number of shares equal to the least of (i) 5% of the total number of shares outstanding on the last day of our immediately preceding fiscal year, (ii) 125,000 shares or (iii) a small number as determined by our Board of Directors. In February 2015, the Board of Directors granted 87,000 restricted stock units and options to purchase 299,769 shares of our common stock under the 2006 Plan. As of March 15, 2015, we had options outstanding for an aggregate of 382,719 shares of our common stock under the 2006 Plan.

2014 Equity Incentive Plan

In March 2014, our stockholders approved the Paratek Pharmaceuticals, Inc. 2014 Equity Incentive Plan, or the 2014 Plan, under which shares of our common stock are reserved for issuance pursuant to stock awards, including, but not limited to, incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, and performance cash awards. We initially reserved an aggregate of 67,500 shares under the plan for issuance pursuant to stock awards. 67,500 shares of fully-vested restricted common stock were granted pursuant to the 2014 Plan to our current and former employees and directors in June 2014. Also in June 2014, the Board of Directors approved an increase in the shares available for awards under the 2014 Plan to 875,531 shares from the 67,500 shares and granted the resulting 808,031 shares that became available for issuance under the 2014 Plan as options to purchase common stock to certain employees in June 2014. The common stock grants and stock option exercises from the 2014 Plan were settled with newly issued common stock from the 2014 Plan’s previously authorized and available pool of shares. Certain of the options to purchase common stock issued in June 2014 were subsequently modified in 2014 on separation of the employees involved to provide for, among other changes, accelerated vesting terms. In February 2015, the Board of Directors subsequently modified the vesting terms of certain of the options granted in June 2014 from time-based vesting to include certain performance-based vesting terms. As of March 15, 2015, we had issued options outstanding for an aggregate of 781,568 shares of our common stock under the 2014 Plan.

2015 Inducement Plan

In February 2015, a majority of our independent directors approved the Paratek Pharmaceuticals, Inc. 2015 Inducement Plan, or the 2015 Inducement Plan, pursuant to which we may grant stock options for up to a total of 360,000 shares of common stock to new employees of Paratek. As of March 15, 2015, we had issued options for an aggregate of 160,000 shares of our common stock under the 2015 Inducement Plan.

2015 Equity Incentive Plan

In April 2015, our Board of Directors adopted the Paratek Pharmaceuticals, Inc. 2015 Equity Incentive Plan. For more information, please see Proposal 2 above.

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table shows for the year ended December 31, 2014 certain information with respect to the compensation of our non-employee directors:

NON-EMPLOYEE DIRECTOR COMPENSATION FOR 2014

Name	Fees Earned or Paid in Cash	Option Awards	Total
Current Non-Employee Directors(1)
Thomas J. Dietz, Ph.D.	$ 56,500	$ —	$ 56,500
Richard J. Lim	6,667	—	6,667
Robert Radie	9,500	—	9,500
Jeffrey Stein, Ph.D.	10,167	—	10,167
Former Non-Employee Directors(2)
Thomas D. Kiley	38,333	—	38,333
Matthew W. Loar	33,333	—	33,333
Jake R. Nunn	43,333	—	43,333
G. Kirk Raab	50,833	—	50,833
Frederick J. Ruegsegger	49,167	—	49,167

(1)	Messrs. Lim and Radie and Dr. Stein were each appointed to the Board of Directors effective as of the closing of the Merger on October 30, 2014.

(2)	Messrs. Kiley, Loan, Nunn, Raab and Ruesgsegger each resigned as a member of the Board of Directors effective as of the closing of the Merger on October 1, 2014.

Non-Employee Director Compensation Policy

2014 Policy

In June 2010, the Board of Directors of Transcept approved the Second Amended and Restated Independent Director Equity Compensation Policy. Pursuant to which, non-employee directors were granted the following initial and annual, automatic, non-discretionary nonqualified stock options to purchase shares of common stock:

•

Each new non-employee director received an automatic grant for an option to purchase 833 shares of common stock as of the date he or she first becomes a non-employee director that vests in equal monthly installments over three years, subject to the director’s continuous service through each vesting date. Effective April 2013, the Board of Directors approved the Fourth Amended and Restated Independent Director Equity Compensation Policy to increase the number of shares covered by the initial automatic option grant to 2,083 beginning in 2013.

•

A non-employee director who is first appointed Chairman of the Board of Directors also received an additional automatic option grant to purchase such number of shares of common stock as the Board of Directors shall determine as of the date he or she becomes Chairman of the Board of Directors that vests in equal monthly installments over three years, subject to the director’s continuous service through each vesting date.

•

On the date of the first regularly scheduled Compensation Committee meeting of each year commencing in 2011, each individual who continued to serve as a non-employee director on such date received an automatic option grant to purchase 583 shares of common stock, provided that such individual had served as a non-employee director of Transcept for at least six months. This option vested in equal monthly installments over 12 months following the date of grant, subject to the director’s continuous service through each vesting date. Effective January 2013, the Board of Directors approved the Third Amended and Restated Independent Director Equity Compensation Policy to increase the number of shares covered by the automatic option grant to 1,125, beginning in 2013.

•

On the date of the first regularly scheduled Compensation Committee meeting of each year commencing in 2011, each non-employee director serving as Chairman of the Board of Directors who continued to serve as Chairman of the Board of Directors on such date also received an automatic option grant to purchase such number of shares of common stock as the Board of Directors shall determine, provided that such individual had served as Chairman of the Board of Directors for at least six months. This option vested in equal monthly installments over 48 months following the date of grant, subject to the director’s continuous service through each vesting date.

The exercise price of each option granted to a non-employee director under the above independent director equity compensation policies was equal to the closing trading price of Transcept common stock on the date of grant, or the last trading day immediately preceding the date of grant if the date of grant was not a trading day. Options had a maximum term of 10 years measured from the grant date, subject to termination in the event of the optionee’s cessation of board service.

The independent director equity compensation policy provided that an optionee had a 12-month period following a cessation of board service, other than due to a termination for cause, in which to exercise any outstanding vested options issued under such policy, and except in the case of a director’s retirement provided the director has reached the age of 62, in which case the options would be exercisable for an 18-month period following the director’s retirement. In addition, options held by any director who retires while serving as a member of the board after reaching the age of 62 will fully vest and become immediately exercisable upon such director’s retirement.

Upon the closing of the Merger, the stock options granted to the Transcept non-employee directors accelerated and fully vested and were cancelled in exchange for an aggregate of 32,683 shares of common stock. In addition, upon the closing of the Merger, the Second Amended and Restated Independent Director Equity Compensation Policy was effectively suspended and no stock awards were granted to the new directors of the combined company under this policy.

2015 Policy

In February 2015, the current Board of Directors adopted a non-employee director compensation policy, pursuant to which our non-employee directors will be eligible to receive compensation for service on our Board of Directors and committees of our Board of Directors.

Cash Compensation

Commencing with our first annual meeting of stockholders in 2015, each non-employee director will receive an annual cash retainer of $6,667 for serving on the Board of Directors.

The chairperson and members of the three standing committees of Board of Directors will be entitled to the following additional annual cash retainers:

Board Committee	Chairperson Fee	Member Fee
Audit Committee	$2,667	$1,000
Compensation Committee	2,000	833
Nominating and Corporate Governance Committee	1,000	500

Equity Compensation

We have not adopted any formal policy with respect to equity compensation for our non-employee directors. In February 2015, we granted each of Dr. Dietz, Mr. Radie and Dr. Stein a stock option to purchase 20,000 shares of common stock with an exercise price of $24.07 per share, which was equal to the closing price of our common stock as reported on the NASDAQ Global Market on the date of grant. Each stock option will vest as to 1/36th of the shares subject to the option on a monthly basis.

TRANSACTIONS WITH RELATED PARTIES

Described below are any transactions occurring since January 1, 2014 and any currently proposed transactions to which we were a party and in which:

•	The amounts involved exceeded or will exceed $120,000; and

•	A director, executive officer, holder of more than 5% of our outstanding capital stock, or any member of such person’s immediate family had or will have a direct or indirect material interest.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers, which provide for the advancement of expenses under certain conditions and requires us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Affiliations with Principal Stockholders

Richard J. Lim, a member of our Board of Directors, is a General Partner at Omega Funds, which is an affiliate of K/S Danish Bioventure and Omega Fund III, L.P., which, in the aggregate, is a holder of approximately 15% of Paratek’s outstanding capital stock. Mr. Lim is also one of the members of the investment committee of Omega Funds and a director of K/S Danish Bioventure.

Michael F. Bigham, our Chairman and Chief Executive Officer, is a partner at Abingworth LLP, which is an affiliate of Abingworth Bioventures VI LP, which is a holder of approximately 9% of Paratek’s outstanding capital stock. Mr. Bigham is also one of the members of the investment committee of Abingworth LLP.

Senior Secured Promissory Notes

Old Paratek completed a debt financing in March 2014 pursuant to which it issued senior secured promissory notes in the aggregate principal amount of $6.0 million to existing holders of convertible notes. As part of this debt financing, Old Paratek also effected a reverse stock split of its outstanding common stock and outstanding preferred stock, reclassified and converted its outstanding preferred stock into a newly designated “Series A Preferred Stock” and converted approximately $15.6 million of principal and $2.2 million of accrued interest under the Convertible Notes into shares of Series A Preferred Stock. Upon conversion of the convertible notes, note holders who purchased senior secured promissory notes received (i) 2.25 shares of Series A Preferred Stock for every $1.00 of principal outstanding under the converted Convertible Notes and (ii) 1 share of Series A Preferred Stock for every $1.00 of accrued interest on such converted Convertible Notes. Upon conversion of their convertible notes, note holders who did not purchase senior secured promissory notes received (i) 1 share of Series A Preferred Stock for every $1.00 of principal outstanding under the converted Convertible Notes and (ii) 1 share of Series A Preferred Stock for every $1.00 of accrued interest on such converted Convertible Notes. Old Paratek also issued warrants to purchase shares of Series A Preferred Stock at an exercise price of $0.01 per share to HBM Healthcare Investments (Cayman) Ltd., Omega Fund III, L.P. and K/S Danish BioVenture in consideration of their purchase of senior secured promissory notes in principal amounts that both exceeded their own respective pro rata portions of the $6.0 million debt financing, which such pro rata portion was determined by dividing the aggregate principal amount of Convertible Notes held by an investor by the aggregate principal amount of all Convertible Notes outstanding, and represented the pro rata portions of other investors who did not purchase their respective pro rata portions, thereby enabling Old Paratek to obtain the full $6.0 million.

The table below sets forth the previously issued Convertible Notes with outstanding principal and accrued interest in excess of $120,000 that were held by Paratek’s directors, executive officers and holders of more than 5% of its capital stock and the number of shares of Series A Preferred Stock into which such Convertible Notes were converted.

Upon the closing of the Merger, 36,932,213 shares of Series A Preferred Stock converted into 48,136,755 shares of Old Paratek common stock and each share of Old Paratek common stock was subsequently exchanged for 0.0675 of a share of Paratek common stock (as adjusted for the 1-for-12 reverse stock split).

Name of Convertible Note Holder	Outstanding Principal Amount	Interest Accrued through Conversion	Number of Shares of Series A Preferred Stock
Aisling Capital II, L.P.	$2,602,385	$357,551	6,212,917
HBM Healthcare Investments (Cayman) Ltd.	1,374,211	133,128	3,225,103
Omega Fund III, L.P.	2,173,699	261,967	5,152,789
Walter Gilbert and family	2,100,000	334,082	5,059,082
K/S Danish Bioventure	1,240,157	147,432	2,937,785
Pieter Strijkert	425,372	72,374	1,029,460
Evan Loh, M.D.	203,719	21,354	479,721

Certain of the senior secured promissory notes with principal amounts in excess of $120,000 were purchased by Old Paratek’s holders of more than 5% of its capital stock, as well as a former director, in the amounts included in the table below.

Name of Purchaser	Original Principal Amount of Senior Secured Promissory Notes Purchased
HBM Healthcare Investments (Cayman) Ltd.(1)	$2,188,693
Omega Fund III, L.P.(2)	1,129,237
Aisling Capital II, LP(3)	661,916
K/S Danish BioVenture(4)	644,261
Walter Gilbert, Ph.D. and family(5)	534,135

(1)	HBM Healthcare Investments (Cayman) Ltd. received a warrant to purchase 47,438 shares of Series A Preferred Stock.
(2)	Omega Fund III, L.P. received a warrant to purchase 60,489 shares of Series A Preferred Stock.
(3)

Dennis Purcell, who was a director of Old Paratek from October 2009 until July 2014, is a managing member of Aisling Capital Partners II, LLC, which is the general partner of Aisling Capital Partners II, LP, which is in turn the general partner of Aisling Capital II, LP.

(4)	K/S Danish BioVenture received a warrant to purchase 34,510 shares of Series A Preferred Stock.
(5)	Dr. Gilbert was a director of Old Paratek from 1996 until his resignation in March 2014. This amount includes $222,556 of notes purchased by Dr. Gilbert’s wife.

Subscription Agreement

On June 30, 2014, Old Paratek entered into a Subscription Agreement, or the Subscription Agreement, with certain current stockholders of Old Paratek and certain new investors in Old Paratek pursuant to which Old Paratek agreed to sell, and the purchasers agreed to purchase, shares of common stock for an aggregate purchase price of approximately $93 million. Certain of Old Paratek’s executive officers and holders of more than 5% of its capital stock, as well as entities affiliated with certain of Old Paratek’s directors, were parties to the Subscription Agreement and purchased shares of Old Paratek common stock for an aggregate purchase price in excess of $120,000. The table below sets forth the number of shares of Old Paratek common stock they purchased and the aggregate purchase price for such shares.

Upon the closing of the Merger, each share of Old Paratek common stock was exchanged for 0.0675 of a share of Paratek common stock (as adjusted for the 1-for-12 reverse stock split).

Name of Purchaser	Aggregate Purchase Price	Number of Shares
Abingworth Bioventures VI LP (1)	$15,000,000	19,280,206
HBM Healthcare Investments (Cayman) Ltd.	9,500,000	12,210,797
Omega Fund IV, L.P.(2)	4,554,897	5,854,624
Omega Fund III, L.P.	2,400,000	3,084,832
K/S Danish BioVenture	1,368,396	1,758,863
Aisling Capital II, LP(3)	953,609	1,225,718
Beverly A. Armstrong(4)	167,751	215,618
Kathryn M. Boxmeyer(5)	155,408	199,753

(1)

Michael F. Bigham, Paratek’s Chairman and Chief Executive Officer, is a partner at Abingworth LLP, which is an affiliate of Abingworth Bioventures VI LP. Mr. Bigham is also one of the members of the investment committee of Abingworth LLP.

(2)	Richard J. Lim, a member of Paratek’s Board of Directors, is a General Partner at Omega Funds, which is an affiliate of Omega Fund IV, L.P.
(3)

Dennis Purcell, who was a director of Old Paratek from October 2009 until July 2014, is a managing member of Aisling Capital Partners II, LLC, which is the general partner of Aisling Capital Partners II, LP, which is in turn the general partner of Aisling Capital II, LP.

(4)	Ms. Armstrong was Vice President—Administration, Chief Compliance Officer, General Counsel & Secretary of Paratek and an executive officer until October 30, 2014.
(5)	Ms. Boxmeyer was Interim Chief Financial Officer of Paratek and resigned in December 2014.

Debt Conversion Agreement

Certain of Old Paratek’s holders of more than 5% of its capital stock and certain former directors and their family members were holders of senior secured promissory notes with outstanding principal and accrued interest in excess of $120,000, which such senior secured promissory notes was converted into shares of Old Paratek common stock pursuant to the Debt Conversion Agreement as follows: HBM Healthcare Investments (Cayman) Ltd., 8,439,689 shares; Omega Fund III, L.P., 4,354,382 shares; Aisling Capital II, LP, 1,063,491 shares; K/S Danish BioVenture, 2,484,298 shares; and Walter Gilbert and family, 858,185 shares.

Director and Executive Officer Compensation

For information regarding the compensation of our directors and executive officers, please see the section titled “Executive Compensation and Related Information.”

Policy for Approval of Related Person Transactions

We have a related person transaction policy under our Code of Ethics that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involves exceeds $25,000. Transactions involving compensation for services provided to us as an employee, consultant or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Paratek stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Paratek. Direct your written request to Secretary, Paratek Pharmaceuticals, Inc., 75 Kneeland Street, Boston Massachusetts 02111, or telephone (617) 275-0040. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ DOUGLAS W. PAGÁN

Douglas W. Pagán

Secretary

April 24, 2015

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2014 is available without charge upon written request to: Secretary, Paratek Pharmaceuticals, Inc., 75 Kneeland Street, Boston Massachusetts, 02111.

APPENDIX A

2015 Equity Incentive Plan

PARATEK PHARMACEUTICALS, INC.

2015 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: APRIL 10, 2015

1.         GENERAL.

(a)        Successor to and Continuation of Prior Plans.    The Plan is intended as the successor to and continuation of the Paratek Pharmaceuticals, Inc. 2006 Incentive Award Plan, as amended, and the Paratek Pharmaceuticals, Inc. 2014 Equity Incentive Plan (the “Prior Plans”). Following the Effective Date, no additional stock awards will be granted under the Prior Plans. From and after 12:01 a.m. Pacific time on the Effective Date, all stock awards granted under the Prior Plans remain subject to the terms of the Prior Plans; provided, however, that any shares of Common Stock subject to outstanding stock awards granted under the Prior Plans that: (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited, cancelled or otherwise returned to the Company because of the failure to meet a contingency or condition required to vest such shares; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with a stock award or to satisfy the purchase price or exercise price of a stock award (the “Returning Shares”) will immediately be added to the Share Reserve (as further described in Section 3(a) below) as and when such shares become Returning Shares, and become available for issuance pursuant to Awards granted hereunder. All Awards granted on or after 12:01 a.m. Pacific Time on the Effective Date will be subject to the terms of this Plan.

(b)        Eligible Award Recipients.    Employees, Directors and Consultants are eligible to receive Awards under the Plan.

(c)        Available Awards.    The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d)        Purpose.    The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.         ADMINISTRATION.

(a)        Administration by Board.    The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)        Powers of Board.    The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)                     To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii)                  To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement; in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii)                 To settle all controversies regarding the Plan and Awards granted under it.

(iv)                 To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

(v)                  To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not impair a Participant’s rights under the Participant’s then-outstanding Award without the Participant’s written consent, except as provided in subsection (viii) below.

(vi)                 To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan or (F) materially expands the types of Awards available for issuance under the Plan. Except as provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, no amendment of the Plan will impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii)                 To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

(viii)                To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix)                   Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)                   To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States; provided, that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction.

(c)        Delegation to Committee.

(i)                     General.    The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)                    Section 162(m) and Rule 16b-3 Compliance.    The Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3.

(d)        Delegation to an Officer.    The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Stock Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(w)(iii) below.

(e)        Effect of Board’s Decision.     All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(f)        Cancellation and Re-Grant of Stock Awards.    Neither the Board nor any Committee will have the authority to: (i) reduce the exercise, purchase or strike price of any outstanding Option, SAR or other Stock Award under the Plan, or (ii) cancel any outstanding Option, SAR or other Stock Award that has an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

3.          SHARES SUBJECT TO THE PLAN.

(a)        Share Reserve.

(i)                     Subject to Section 9(a) relating to Capitalization Adjustments and the “evergreen” provision in Section 3(a)(ii), the aggregate number of shares of Common Stock that may be issued pursuant to

Stock Awards from and after the Effective Date (the “Share Reserve”) will not exceed 1,200,000 shares, which number will be increased by the number of shares that are Returning Shares, as such shares become available from time to time, in an amount not to exceed 2,000,000 shares.

(ii)                    In addition, the Share Reserve will automatically increase on January 1st of each year, for the period commencing on (and including) January 1, 2016 and ending on (and including) January 1, 2025, in an amount equal to 5% of the total number of shares of Capital Stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(iii)                  For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued under the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a).

(iv)                  Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b)        Reversion of Shares to the Share Reserve.    If a Stock Award or any portion of a Stock Award (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c)         Incentive Stock Option Limit.    Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 16,000,000 shares of Common Stock.

(d)        Section 162(m) Limitations.    Subject to the Share Reserve and the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations will apply; provided, however, that if any additional Awards are granted to any Participant during any calendar year in excess of the limits below, compensation attributable to such additional Awards will not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Award is approved by the Company’s stockholders: (i) a maximum of 1,000,000 shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award is granted may be granted to any one Participant during any one calendar year, (ii) a maximum of 1,000,000 shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals) and (iii) a maximum of $1,000,000 may be granted as a Performance Cash Award to any one Participant during any one calendar year. If a Performance Stock Award is in the form of an Option, it will count only against the Performance Stock Award limit. If a Performance Stock Award could (but is not required to) be paid out in cash, it will count only against the Performance Stock Award limit.

(e)         Source of Shares.    The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.          ELIGIBILITY.

(a)         Eligibility for Specific Stock Awards.    Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with the distribution requirements of Section 409A of the Code.

(b)         Ten Percent Stockholders.    A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.          PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a)         Term.    Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b)         Exercise Price.    Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c)         Purchase Price for Options.    The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i)                     by cash, check, bank draft or money order payable to the Company;

(ii)                    pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)                  by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)                  if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)                   in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d)         Exercise and Payment of a SAR.    To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e)         Transferability of Options and SARs.    The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i)                     Restrictions on Transfer.    An Option or SAR will not be transferable except by will or by the laws of descent and distribution (and pursuant to Sections 5(e)(ii) and 5(e)(iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii)                    Domestic Relations Orders.    Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order or official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)                   Beneficiary Designation.    Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f)         Vesting Generally.    The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g)         Termination of Continuous Service.    Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise the Participant’s Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement) and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise the Participant’s Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

(h)         Extension of Termination Date.    Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i)         Disability of Participant.    Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise the Participant’s Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of

Continuous Service, the Participant does not exercise the Participant’s Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j)         Death of Participant.    Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k)        Termination for Cause.    Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising the Participant’s Option or SAR from and after the time of such termination of Continuous Service.

(l)         Non-Exempt Employees.    If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from the employee’s regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.          PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a)        Restricted Stock Awards.    Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)                     Consideration.    A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)                    Vesting.    Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii)                   Termination of Participant’s Continuous Service.    If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv)                   Transferability.    Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v)                    Dividends.    A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b)        Restricted Stock Unit Awards.    Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)                     Consideration.    At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)                    Vesting.    At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)                   Payment.    A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)                  Additional Restrictions.    At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)                     Dividend Equivalents.    Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi)                    Termination of Participant’s Continuous Service.    Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c)        Performance Awards.

(i)                      Performance Stock Awards.    A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d)(iii)) that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii)                     Performance Cash Awards.    A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d)(iii)) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the Participant’s completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for the Participant’s Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii)                    Board Discretion.    The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(iv)                    Section 162(m) Compliance.    Unless otherwise permitted in compliance with Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period, and (b) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where the Performance Goals relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction or any completion of any Performance Goals, shares subject to Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of any further considerations as the Committee, in its sole discretion, will determine.

(d)        Other Stock Awards.    Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time of grant), may be granted either alone or in addition to Stock Awards granted under Section 5 and this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.          COVENANTS OF THE COMPANY.

(a)        Availability of Shares.    The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b)        Securities Law Compliance.    The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c)         No Obligation to Notify or Minimize Taxes.    The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.          MISCELLANEOUS.

(a)        Use of Proceeds from Sales of Common Stock.    Proceeds from the sale of shares of Common Stock issued pursuant to Stock Awards will constitute general funds of the Company.

(b)        Corporate Action Constituting Grant of Awards.    Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c)         Stockholder Rights.    No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d)        No Employment or Other Service Rights.    Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)         Change in Time Commitment.    In the event a Participant’s regular level of time commitment in the performance of the Participant’s services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f)         Incentive Stock Option Limitations.    To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g)         Investment Assurances.    The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that the Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h)         Withholding Obligations.    Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i)          Electronic Delivery.    Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j)          Deferrals.    To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k)         Compliance with Section 409A of the Code.    To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements will be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount will be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.

(l)          Clawback/Recovery.    All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

(m)        Section 280G.    If any payment or benefit (including benefits pursuant to the Plan) that a Participant would receive in connection with a Change in Control from the Company or otherwise (“Transaction Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code (the “Code”), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Company shall cause to be determined, before any amounts of the Transaction Payment are paid to a Participant, which of the following two alternative forms of payment would result in the Participant’s receipt, on an after-tax basis, of the greater amount of the Transaction Payment notwithstanding that all or some portion of the Transaction Payment may be subject to the Excise Tax: (1) payment in full of the entire amount of the Transaction Payment (a “Full Payment”), or (2) payment of only a part of the Transaction Payment so that the Participant receives the largest payment possible without the imposition of the Excise Tax (a “Reduced Payment”). For purposes of determining whether to make a Full Payment or a Reduced Payment, the Company shall cause to be taken into account all applicable federal, state and local income and employment taxes and the Excise Tax (all computed at the highest applicable marginal rate, net of the maximum reduction in federal income taxes which could be obtained from a deduction of such state and local taxes). If a Reduced Payment is made, (x) the Participant shall have no rights to any additional payments and/or benefits constituting the Transaction Payment, and (y) reduction in payments and/or benefits shall occur in the manner that results in the greatest economic benefit to the Participant as determined in this Section 8(m). If more than one method of reduction will result in the same economic benefit, the portions of the Transaction Payment shall be reduced pro rata. Unless the Participant and the Company otherwise agree in writing, any determination required under this Section 8(m) shall be made in writing by the Company’s independent public accountants (the “Accountants”), whose determination shall be conclusive and binding upon the Participant and the Company for all purposes. For purposes of making the calculations required by this Section 8(m), the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Participant and the Company shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this paragraph. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 8(m) as well as any costs incurred by the Participant with the Accountants for tax planning under Sections 280G and 4999 of the Code.

9.           ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a)         Capitalization Adjustments.    In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 3(d), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b)         Dissolution or Liquidation.    Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)         Corporate Transaction.    The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the Stock Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i)                     arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii)                    arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)                   accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Corporate Transaction, which exercise is contingent upon the effectiveness of such Corporate Transaction;

(iv)                    arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v)                     cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration (including no consideration) as the Board, in its sole discretion, may consider appropriate; and

(vi)                    make a payment, in such form as may be determined by the Board, equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

(d)         Change in Control.    The following provisions will apply to Stock Awards in the event of a Change in Control unless otherwise provided in the Stock Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. If a Change in Control occurs and as of, or within twelve (12) months after, the effective time of such Change in Control a Participant’s Continuous Service terminates due to an involuntary termination (not including death or Disability) without Cause, then, as of the date of the involuntary termination of the Participant’s Continuous Service, the vesting and exercisability (if applicable) of each then outstanding Stock Award held by the Participant shall be accelerated to the extent of fifty percent (50%) of the then unvested portion of each such outstanding Stock Award. As a condition of a Participant’s entitlement to the vesting acceleration described in this Section 9(d), the Participant may be required to execute a release of claims and/or other related termination agreements with the Company.

10.         PLAN TERM; EARLIER TERMINATION OR SUSPENSION OF THE PLAN.

(a)         The Board may suspend or terminate the Plan at any time. No Incentive Stock Options will be granted after the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, and (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)         No Impairment of Rights.    Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

11.          EFFECTIVE DATE OF THE PLAN.

The Plan will become effective on the Effective Date.

12.          CHOICE OF LAW.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.           DEFINITIONS.     As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)           “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b)           “Award” means a Stock Award or a Performance Cash Award.

(c)           “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d)           “Board” means the Board of Directors of the Company.

(e)           “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f)           “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(g)           “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any crime involving fraud, dishonesty or moral turpitude; (ii) such Participant’s attempted commission of or participation in a fraud or act of dishonesty against the Company that results in (or might have reasonably resulted in) material harm to the business of the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between Participant and the Company or any statutory duty Participant owes to the Company; or (iv) such Participant’s conduct that constitutes gross insubordination, incompetence or habitual neglect of duties and that results in (or might have reasonably resulted in) material harm to the business of the Company; provided, however, that the action or conduct described in clauses (iii) and (iv) above will constitute “Cause” only if such action or conduct continues after the Company has provided such Participant with written notice thereof and not less than five business days to cure the same. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Stock Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(h)           “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)                     any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company; (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities; or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii)                    there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)                  the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv)                  there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v)                     individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

(i)             “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j)             “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k)            “Common Stock” means the common stock of the Company.

(l)             “Company” means Paratek Pharmaceuticals, Inc., a Delaware corporation.

(m)           “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(n)            “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(o)             “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)                     a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)                   a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii)                  a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)                  a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(p)            “Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.

(q)            “Director” means a member of the Board.

(r)            “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(s)             “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in calendar year 2015 provided the Plan is approved by the Company’s stockholders at such meeting.

(t)             “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(u)            “Entity” means a corporation, partnership, limited liability company or other entity.

(v)             “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(w)            “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(x)             “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)                     If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)                     Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)                    In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(y)             “Incentive Stock Option” means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(z)             “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(aa)           “Nonstatutory Stock Option” means any option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.

(bb)          “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(cc)           “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(dd)          “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ee)           “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ff)            “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(gg)           “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(hh)           “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(ii)             “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(jj)            “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(kk)           “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(ll)             “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) total stockholder return; (5) return on equity or average stockholder’s equity; (6) return on assets, investment, or capital employed; (7) stock price; (8) margin (including gross margin); (9) income (before or after taxes); (10) operating income; (11) operating income after taxes; (12) pre-tax profit; (13) operating cash flow; (14) sales or revenue targets; (15) increases in revenue or product revenue; (16) expenses and cost reduction goals; (17) improvement in or attainment of working capital levels; (18) economic value added (or an equivalent metric); (19) market share; (20) cash flow; (21) cash flow per share; (22) share price performance; (23) debt reduction; (24) implementation or completion of projects or processes; (25) customer satisfaction; (26) stockholders’ equity; (27) capital expenditures; (28) debt levels; (29) operating profit or net operating profit; (30) workforce diversity; (31) growth of net income or operating income; (32) billings; (33) pre-clinical development related compound goals; (34) financing; (35) regulatory milestones, including approval of a compound; (36) stockholder liquidity; (37) corporate governance and compliance; (38) product commercialization; (39) intellectual property; (40) personnel matters; (41) progress of internal research or clinical programs; (42) progress of partnered programs; (43) implementation or completion of projects and processes; (44) partner satisfaction; (45) budget management; (46) clinical achievements; (47) completing phases of a clinical study (including the treatment phase); (48) announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally; (49) timely completion of clinical trials; (50) submission of INDs and NDAs and other regulatory achievements; (51) partner or collaborator achievements; (52) internal controls, including those related to the Sarbanes-Oxley Act of 2002; (53) research progress, including the development of programs; (54) investor relations, analysts and communication; (55) manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); (56) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; (57) establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); (58) supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of the Company’s products); (59) co-development, co-marketing, profit sharing, joint venture or other similar arrangements; and (60) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(mm)        “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item.

(nn)           “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(oo)           “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(pp)           “Plan” means this Paratek Pharmaceuticals, Inc. 2015 Equity Incentive Plan, as it may be amended from time to time.

(qq)           “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(rr)           “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ss)            “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(tt)            “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(uu)          “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(vv)           “Rule 405´means Rule 405 promulgated under the Securities Act.

(ww)         “Securities Act” means the Securities Act of 1933, as amended.

(xx)           “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(yy)           “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(zz)           “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(aaa)         “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(bbb)        “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(ccc)        “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Affiliate.

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

PARATEK PHARMACEUTICALS, INC.

75 KNEELAND STREET ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

BOSTON, MA 02111 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet

1

Investor Address Line 1 and, when prompted, indicate that you agree to receive or access proxy materials Investor Address Line 2 electronically in future years.

Investor Address Line 3 1 1 OF

Investor Address Line 4 VOTE BY PHONE—1-800-690-6903

Investor Address Line 5 Use any touch-tone telephone to transmit your voting instructions up until 11:59 John Sample P.M. Eastern Time the day before the cut-off date or meeting date. Have your 1234 ANYWHERE STREET 2 proxy card in hand when you call and then follow the instructions.

ANY CITY, ON A1A 1A1

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # ? NAME

THE COMPANY NAME INC.—COMMON SHARES 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS A 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS B 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS C 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS D 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS E 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS F 123,456,789,012.12345 THE COMPANY NAME INC.—401 K 123,456,789,012.12345

x

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the

The Board of Directors recommends you vote 0

FOR the following: nominee(s) on the line below. 2

0 0 0

1. Election of Directors

Nominees

01 Richard Lim 02 Jeffrey Stein, Ph.D. 0000000000

The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain

2	To approve the Paratek Pharmaceuticals, Inc. 2015 Equity Incentive Plan. 0 0 0

3 To ratify the selection by the Audit Committee of the Board of Directors of CohnReznick LLP as our independent registered 0 0 0 public accounting firm for the year ending December 31, 2015.

The Board of Directors does not have a recommendation for voting on the following proposal: For Against Abstain

4 In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments 0 0 0 thereof.

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s) If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

51160 For address change/comments, mark here. 0

. (see reverse for instructions) Yes No

. 0

. 0 Please indicate if you plan to attend this meeting 0 0

R1 _ 1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000247812 SHARES

CUSIP # JOB # SEQUENCE #

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

PARATEK PHARMACEUTICALS, INC.

This proxy is solicited by the Board of Directors

Annual Meeting of Stockholders

June 9, 2015 10:00 AM

The stockholder(s) hereby appoint(s) Michael F. Bingham and Douglas Pagán, or either of them, as proxies and attorneys-in-fact, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Paratek Pharmaceuticals, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10am, Eastern Time on June 9, 2015, at the offices of Cooley LLP located at 500 Boylston Street, Boston, Massachusetts 02116, and any adjournment, continuations or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE

STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2 and 3 AND AT THE PROXYHOLDER’S DISCRETION, ON SUCH OTHER MATTERS, IF ANY, THAT MAY COME BEFORE THE ANNUAL MEETING.

51160 Address change/comments:

0 . 0 . R1 . 2 _

0000247812 (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side